Exhibit 4.6

EXECUTION VERSION

AGREEMENT BETWEEN NOTEHOLDERS

Dated as of May 15, 2017

by and among

GOLDMAN SACHS MORTGAGE COMPANY

(Initial Note A-1 Holder)

GOLDMAN SACHS MORTGAGE COMPANY

(Initial Note A-2 Holder)

GOLDMAN SACHS MORTGAGE COMPANY

(Initial Note A-3 Holder)

AMERICAN GENERAL LIFE INSURANCE COMPANY

(Initial Note B-1 Holder)

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

(Initial B-2 Holder)

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

(Initial B-3 Holder)

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.

(Initial B-4 Holder)

1999 Avenue of the Stars

THIS AGREEMENT BETWEEN NOTEHOLDERS (“Agreement”), dated as of May 15, 2017 by and among Goldman Sachs Mortgage Company, a New York limited partnership, having an address of 200 West Street, New York, New York 10282 (“GSMC” and together with its successors and assigns in interest, in its capacity as initial owner of the Note A-1, the “Initial Note A-1 Holder”, and in its capacity as the initial agent, the “Initial Agent”), GSMC (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-2, the “Initial Note A-2 Holder”), GSMC (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-3, the “Initial Note A-3 Holder”, and together with the Initial Note A-1 Holder and the Initial Note A-2 Holder, the “Initial Senior Noteholders”), American General Life Insurance Company, a Texas corporation (together with its successors and assigns in interest, in its capacity as initial owner of Note B-1, the “Initial Note B-1 Holder”), The Variable Annuity Life Insurance Company, a Texas corporation (together with its successors and assigns in interest, in its capacity as initial owner of Note B-2, the “Initial Note B-2 Holder”), The United States Life Insurance Company in the City of New York, a New York corporation (together with its successors and assigns in interest, in its capacity as initial owner of Note B-3, the “Initial Note B-3 Holder”) and National Union Fire Insurance Company of Pittsburgh, Pa., a Pennsylvania corporation (together with its successors and assigns in interest, in its capacity as initial owner of Note B-4, the “Initial Note B-4 Holder” , and together with the Initial Note B-1 Holder, the Initial Note B-2 Holder and the Initial Note B-3 Holder, the “Initial Junior Noteholders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein) GSMC originated a certain loan described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) (the “Mortgage Loan”) to the mortgage loan borrower(s) described on the Mortgage Loan Schedule (the “Mortgage Loan Borrower”), which is evidenced, inter alia, by seven promissory notes, each dated as of April 10, 2017, in the aggregate original principal amount of $425,000,000, with the first such note in the original principal amount of $100,000,000 (“Note A-1”) made by the Mortgage Loan Borrower in favor of the Note A-1 Holder, the second such note in the original principal amount of $100,000,000 (“Note A-2”) made by the Mortgage Loan Borrower in favor of Note A-2 Holder, the third such note in the original principal amount of $32,760,000 (“Note A-3”) made by the Mortgage Loan Borrower in favor of Note A-3 Holder, the fourth such note in the original principal amount of $90,737,280 (“Note B-1”) made by the Mortgage Loan Borrower in favor of GSMC and subsequently transferred to the Note B-1 Holder, the fifth such note in the original principal amount of $44,984,160 (“Note B-2”) made by the Mortgage Loan Borrower in favor of GSMC and subsequently transferred to the Note B-2 Holder, the sixth such note in the original principal amount of $19,992,960 (“Note B-3”) made by the Mortgage Loan Borrower in favor of GSMC and subsequently transferred to the Note B-3 Holder and the seventh such note in the original principal amount of $36,525,000 (the “Note B-4”, and together with Note A-1, Note A-2, Note A-3, Note B-1, Note B-2 and Note B-3, the “Notes”) made by the Mortgage Loan Borrower in favor of GSMC and subsequently transferred to the Note B-4 Holder, and secured by certain first mortgages or deeds of trust lien (as amended, modified or supplemented, the “Mortgage”) on one or more parcels of, or estates in, real property located as described on the Mortgage Loan Schedule (collectively, the “Mortgaged Property”); and

WHEREAS, as of the date hereof, GSMC has transferred all of its right, title and interest, in to and under the Note B-1, the Note B-2, the Note B-3 and the Note B-4 to the Initial Junior Noteholders pursuant to that certain Assignment and Assumption Agreement among GSMC and the Initial Junior Noteholders date as of the date hereof.

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold the Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.          Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Acceptable Insurance Default” shall mean, with respect to the Mortgage Loan, a default under the related Mortgage Loan Documents arising by reason of (i) any failure on the part of the Mortgage Loan Borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the Mortgage Loan Borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Securitization Date, in each case as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action, provided that the Master Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standard and (unless (i) a Control Termination Event has occurred and is continuing and (ii) with respect to a Specially Serviced Mortgage Loan, after consultation with the Risk Retention Consultation Party pursuant to Section 6.08(a) of the Servicing Agreement (in either case, other than with respect to any applicable Excluded Loan), with the consent of the Directing Holder (and after a Control Termination Event has occurred, but prior to the occurrence of a Consultation Termination Event (or other than with respect to any applicable Excluded Loan), after consultation with the Directing Holder as provided in Section 6.08 of the Servicing Agreement)), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, that the Directing Holder and the Risk Retention Consultation Party will not have more than thirty (30) days to respond to the Special Servicer’s request for such consent or consultation; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Holder or the Risk Retention Consultation Party, the Special Servicer is not

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required to do so. Each of the Master Servicer (at its own expense) and the Special Servicer (at the expense of the Lead Securitization Trust) shall be entitled to rely on insurance consultants in making the determinations described above.

“Additional Servicing Expenses” shall mean (a) all property protection advances, fees and/or expenses incurred by and reimbursable to any Servicer, Trustee, Securitization Operating Advisor, certificate administrator or fiscal agent pursuant to the Servicing Agreement, and (b) all interest accrued on Advances made by (x) any Servicer or Trustee in accordance with the terms of the Servicing Agreement or (y) any Non-Lead Servicer or Non-Lead Trustee in accordance with the terms of the Non-Lead Securitization Servicing Agreement.

“Advance” shall mean any P&I Advance or Property Protection Advance.

“Affiliate” shall mean with respect to any specified Person (i) any other Person Controlling or Controlled by or under common Control with such specified Person (each a “Common Control Party”), (ii) any other Person owning, directly or indirectly, ten percent (10%) or more of the beneficial interests in such Person or (iii) any other Person in which such Person or a Common Control Party owns, directly or indirectly, ten percent (10%) or more of the beneficial interests.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Securitization Date shall mean the Certificate Administrator, if any, and if there is no Certificate Administrator, shall mean the Trustee.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is located at Goldman Sachs Mortgage Company, 200 West Street, New York, New York 10282, Attention: Leah Nivison, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Agreement between Noteholders, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall mean an appraisal prepared by an MAI appraiser who is licensed or certified to prepare appraisals in the state where the Mortgaged Property is located, as appropriate; provided that each appraiser will be required to represent in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgage Loan Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

“Appraisal Reduction Amount” shall mean, for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the Special Servicer (prior to the occurrence of a Consultation Termination Event and only with respect to the Mortgage Loan other than an applicable Excluded Loan) in consultation with the Directing Holder, and in consultation with the Operating Advisor, as of the

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first Determination Date that is at least ten (10) Business Days following the later of (a) the date on which the Special Servicer receives an Appraisal or conducts a valuation described below and (b) the occurrence of such Appraisal Reduction Event, equal to the excess of (a) the Stated Principal Balance of the Mortgage Loan over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals obtained by the Special Servicer with respect to the Mortgage Loan, with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Master Servicer as an Advance) or (2) by an internal valuation performed by the Special Servicer with respect to the Mortgage Loan with an outstanding principal balance less than $2,000,000, minus, with respect to any Appraisals, such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the Appraisal and any other information it deems relevant and (B) all escrows, letters of credit and reserves in respect of the Mortgage Loan, as of the date of calculation over (ii) the sum of, as of the Monthly Payment Date occurring in the month of the date of determination, (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest due on the Mortgage Loan at a per annum rate equal to its Interest Rate, (B) all P&I Advances on the Mortgage Loan and all Property Protection Advances on the Mortgage Loan, not reimbursed from proceeds of the Mortgage Loan, and interest thereon at the Reimbursement Rate in respect of the Mortgage Loan, (C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to the Mortgage Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable) and (D) any other unpaid additional expenses of the issuing entity in respect of the Mortgage Loan; provided, however, without limiting the Special Servicer’s obligation to order and obtain such Appraisal or perform such valuation, if the Special Servicer has not obtained an Appraisal or performed such valuation, as applicable, referred to above within 120 days of the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then solely for purposes of determining the amounts of the P&I Advances, the Appraisal Reduction Amount shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the Mortgage Loan, until such time as an Appraisal is received by the Special Servicer and the Appraisal Reduction Amount is calculated by the Special Servicer as of the first Determination Date that is at least 10 Business Days thereafter. Within sixty (60) days after the Appraisal Reduction Event, the Special Servicer shall order and use reasonable efforts to receive an Appraisal (the cost of which shall be paid by the Master Servicer as a Property Protection Advance); provided, further, however, that with respect to an Appraisal Reduction Event as set forth in clause (i) of the definition of Appraisal Reduction Event, the Special Servicer shall order and use reasonable efforts to receive such Appraisal within the one hundred twenty (120) day period set forth in such clause (i), and with respect to an Appraisal Reduction Event as set forth in clause (vi) of the definition of Appraisal Reduction Event, the Special Servicer shall order and use reasonable efforts to receive such Appraisal within the ninety (90) day period or one hundred twenty (120) day period, as applicable, set forth in such clause (vi); provided, further, however, that in no event shall the Special Servicer be required to order any such Appraisal prior to the conclusion of such sixty (60), ninety (90), or one hundred twenty (120) day period, as applicable, and in each case, the related Appraisal shall be promptly delivered in electronic format by the Special Servicer to the Master Servicer, the

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Directing Holder (but only prior to the occurrence of a Consultation Termination Event), the Operating Advisor, the Certificate Administrator and the Trustee. In connection with any Appraisal Reduction Amount, the Master Servicer will provide the Special Servicer with the information as set forth in Section 4.05(c) of the Servicing Agreement. The Master Servicer shall not calculate Appraisal Reduction Amounts.

Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Mortgage Loan, or the related REO Property will be reduced to zero as of the date on which Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust or as otherwise set forth in Section 4.05(d) of the Servicing Agreement.

“Appraisal Reduction Event” shall have the meaning set forth in the Servicing Agreement which, subject to Section 39 hereof, shall be as set forth on Exhibit E and shall not be amended or modified without the prior written consent of the Junior Noteholders.

“Asset Representations Reviewer” shall mean Pentalpha Surveillance LLC or its successor in interest, or any successor Asset Representations Reviewer appointed as provided in the Servicing Agreement.

“Asset Representations Reviewer Fee Rate” shall be equal to the product of a per annum rate not to exceed 0.0005% (0.05 basis points) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (but not including any Companion Loan) and shall be calculated in the same manner as interest is calculated on the Mortgage Loan.

“Asset Status Report” shall mean:

Upon the earlier of (i) 60 days after a Servicing Transfer Event for a Mortgage Loan, and (ii) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Mortgage Loan, the Special Servicer shall deliver in electronic format a report (the “Asset Status Report”) with respect to such Mortgage Loan, and the Mortgaged Property (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Mortgage Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Mortgage Loan changes in strategy reflected in the initial Asset Status Report (or subsequent Final Asset Status Report) are necessary to reflect the then current recommendation as to how the Specially Serviced Mortgage Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”).

“Balloon Mortgage Loan” shall mean the Mortgage Loan if by its original terms or by virtue of any modification entered into as of the Securitization Date, it provides for an amortization schedule for such Mortgage Loan extending beyond its Maturity Date.

“Balloon Payment” shall mean, with respect to the Mortgage Loan if it is a Balloon Mortgage Loan, as of any date of determination, the Periodic Payment payable on the Maturity Date of such Balloon Mortgage Loan.

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“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Borrower Party” shall mean a borrower, a manager of a Mortgaged Property, a Restricted Mezzanine Holder, or a Borrower Party Affiliate.

“Borrower Party Affiliate” shall mean, with respect to a borrower, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other Person controlling or controlled by or under common control with such borrower, manager or Restricted Mezzanine Holder, as applicable, or (b) any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Restricted Mezzanine Holder, as applicable. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, California, Minnesota, New York, Kansas, Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of the Master Servicer or the Special Servicer or the Corporate Trust Offices of either the Certificate Administrator or the Trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering the applicable Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of the applicable Note).

“Certificate Administrator” shall mean Wells Fargo Bank, National Association or its successor in interest, or any successor Certificate Administrator appointed as provided in the Servicing Agreement.

“Certificate Administrator/Trustee Fee Rate” shall mean the Certificate Administrator/Trustee Fee shall be equal to the product of the per annum rate not to exceed 0.0075% (0.75 basis points)and the aggregate Stated Principal Balance of the mortgage loans deposited in the Lead Securitization Trust (calculated in the same manner as interest is calculated on the Mortgage Loan) and any REO Loan (but not including any Companion Loan) as of the preceding Distribution Date. The Certificate Administrator/Trustee Fee includes the Trustee Fee.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the trust account or accounts (including any sub-accounts) created and maintained by the Servicer.

“Companion Loan” shall mean collectively the Non-Lead Securitization Notes and the Junior Notes.

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“Conduit” shall have the meaning assigned to such term in Section 19(f).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 19(f).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 19(f).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

“Control Appraisal Period” shall mean a Junior Noteholder Control Appraisal Period.

“Controlling Class Representative” shall mean the “Controlling Class Representative” as defined in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“Controlling Noteholder” shall mean as of any date of determination

(i)        the Junior Noteholders, collectively, unless a Junior Noteholder Control Appraisal Period has occurred and is continuing but, in each case, subject to the ability of the Junior Noteholders to effectuate a Threshold Event Cure pursuant to this Agreement; or

(ii)       if a Junior Noteholder Control Appraisal Period has occurred and is continuing (in each case, subject to the ability of the Junior Noteholders to effectuate a Threshold Event Cure pursuant to this Agreement), the Note A-1 Holder;

provided that, if the Junior Noteholders would be the Controlling Noteholder pursuant to the terms hereof, but any interest in the Junior Notes are held by the Mortgage Loan Borrower or a Borrower Party Affiliate, or the Mortgage Loan Borrower or Borrower Party Affiliate would otherwise be entitled to exercise the rights of the Controlling Noteholder, a Junior Noteholder Control Appraisal Period shall be deemed to have occurred; provided, further that at any time Note A-1 is the Controlling Noteholder and is included in the Lead Securitization, references to the “Controlling Noteholder” herein shall mean the holders of the majority of the class of securities issued in the Lead Securitization designated as the “controlling class” (or such lesser amount as permitted under the terms of the Servicing Agreement) or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” hereunder, as and to the extent provided in the Servicing Agreement. Notwithstanding the forgoing or anything else to the contrary as set forth in this Agreement, the Junior Operating Advisor shall have the right to exercise all rights of the Controlling Noteholder under this Agreement on behalf of all the Junior Noteholders.

“Corrected Loan” shall mean any Specially Serviced Mortgage Loan that has become current and remained current for three (3) consecutive Periodic Payments (for such

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purposes taking into account any modification or amendment of the Mortgage Loan, whether by a consensual modification or in connection with a bankruptcy, insolvency or similar proceeding involving the Mortgage Loan Borrower), and (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer and no other event or circumstance exists that causes the Mortgage Loan to otherwise constitute a Specially Serviced Mortgage Loan) the servicing of which the Special Servicer has returned to the Master Servicer pursuant to Section 3.19(a) of the Servicing Agreement.

“CREFC® Intellectual Property Royalty License Fee Rate” shall mean with respect to each Mortgage Loan, a rate equal to 0.0005% per annum.

“Cure Period” shall have the meaning assigned to such term in Section 11(a).

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Defaulted Mortgage Loan” shall mean the Mortgage Loan (i) in the event that is delinquent at least sixty (60) days in respect of its Periodic Payments or delinquent in respect of its Balloon Payment, if any; provided that in respect of a Balloon Payment, such period shall be 120 days after the related Maturity Date if the Mortgage Loan Borrower has provided the Master Servicer, within 60 days after the related Maturity Date, a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement reasonably satisfactory in form and substance to the Master Servicer (and the Master Servicer shall promptly forward a copy of such document to the Special Servicer, if it is not evident that a copy has been delivered to such other party), which provides that such refinancing or purchase will occur within 120 days of such related Maturity Date; and, in either case, such delinquency is to be determined without giving effect to any Grace Period permitted by the Mortgage or Mortgage Note and without regard to any acceleration of payments under the Mortgage and Mortgage Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the Mortgage Loan Borrower, accelerated the maturity of the indebtedness evidenced by the Mortgage Note. For the avoidance of doubt, a defaulted Companion Loan does not constitute a “Defaulted Mortgage Loan”.

“Defaulted Mortgage Loan Purchase Price” shall mean the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed pursuant to Section 3 or Section 4 of this Agreement:

(a)  the then-outstanding Senior Note Principal Balance, (b) accrued and unpaid interest on the Senior Note Principal Balance at the Senior Note Rate, from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred, (c) any other amounts due under the Mortgage Loan to the Senior Noteholder, other than Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, provided that if the Mortgage Loan Borrower or a Borrower Party Affiliate is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include Prepayment Premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication to clause (c) any unreimbursed property protection

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Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, servicing Advances payable or reimbursable to any Servicer, and earned and unpaid special servicing fees owing to or by or on behalf of the Senior Noteholders), (e) without duplication of amounts under clause (c), any accrued and unpaid interest payable on Advances with respect to an Advance made by or on behalf of the Senior Noteholders, (f) (x) if the Mortgage Loan Borrower or a Borrower Party Affiliate is the purchaser or (y) if the Mortgage Loan is purchased after ninety (90) days after such option first becomes exercisable pursuant to Section 12 of this Agreement, any liquidation or workout fees payable under the Servicing Agreement with respect to the Mortgage Loan and (g) any Recovered Costs not reimbursed previously to the Senior Notes pursuant to this Agreement. Notwithstanding the foregoing, if the purchasing Noteholder is purchasing from the Mortgage Loan Borrower or a Borrower Party Affiliate, the Defaulted Mortgage Loan Purchase Price shall not include the amounts described under clauses (d) through (f) of this definition. If the Mortgage Loan is converted into a REO Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on the Senior Notes at the Senior Note Rate, as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the purchasing Noteholder under this Agreement.

“Defaulted Note Purchase Date” shall have the meaning assigned to such term in Section 12.

“Default Interest” shall mean interest on the Mortgage Loan at a rate per annum equal to the Note Default Interest Spread.

“Deficient Valuation” shall mean a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan valuation results from a proceeding initiated under the Bankruptcy Code.

“Depositor” shall mean GS Mortgage Securities Corporation II, a Delaware corporation, and its successors-in-interest.

“Determination Date” shall mean, with respect to any Distribution Date, the sixth (6th) day of each month (or, if the sixth (6th) calendar day of that month is not a Business Day, then the next Business Day).

“Distribution Date” shall mean the fourth (4th) Business Day following each Determination Date, beginning in June 2017. The initial Distribution Date shall be June 12, 2017.

“Directing Holder” shall mean (i) for so long as no Junior Noteholder Control Appraisal Period has occurred and is continuing, the Whole Loan Directing Holder and (ii) for so long as a Junior Noteholder Control Appraisal Period has occurred and is continuing, the Controlling Class Representative.

For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, a Control Termination Event or a Consultation Termination Event shall not

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affect the rights of a non-Directing Holder. Whenever the term “Directing Holder” is used in this Agreement without further clarification, the parties hereto intend for such reference to mean the applicable Directing Holder under the circumstances.

“Enforcing Servicer” shall mean, (a) with respect to a Specially Serviced Mortgage Loan, the Special Servicer, and (b) with respect to a Non-Specially Serviced Mortgage Loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Controlling Class Representative or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any Person other than the Special Servicer, the Controlling Class Representative or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such Non-Specially Serviced Mortgage Loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such Non-Specially Serviced Mortgage Loan, the Special Servicer.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Documents.

“Excess Modification Fees” shall mean the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the Mortgage Loan, over (ii) all unpaid or unreimbursed Advances and additional expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by or on behalf of the Mortgagor (including indirect reimbursement from Penalty Charges or otherwise) with respect to the Mortgage Loan, but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Lead Securitization Trust with respect to the Mortgage Loan and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related Mortgagor as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the Mortgage Loan or REO Property; provided that if the Mortgage Loan ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to the Mortgage Loan ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless the Mortgage Loan ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan. If the Mortgage Loan ceases to be a Corrected Loan, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Mortgage Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Servicer or the Special Servicer (after taking into account any offset described above applied during such prior 12-month period) with respect to the Mortgage Loan will be subject to a cap equal to the greater of (i) 1% of the

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outstanding principal balance of the Mortgage Loan after giving effect to such transaction, and (ii) $25,000.

“Excluded Loan” shall mean, with respect to (a) the Directing Holder or the Holder of the majority of the Controlling Class, any Mortgage Loan or Whole Loan if, as of any date of determination, the Controlling Class Representative or the Holder of the majority of the Controlling Class (by Certificate Balance) is a Borrower Party, or (b) the Risk Retention Consultation Party, any Mortgage Loan or Whole Loan if, as of any date of determination, the Risk Retention Consultation Party or the Retained Interest Owner is a Borrower Party. For the avoidance of doubt, any applicable Excluded Loan is also an Excluded Controlling Class Loan. As of the Securitization Date, there are no Excluded Loans related to the Lead Securitization Trust.

“Final Asset Status Report” shall mean, with respect to any Specially Serviced Mortgage Loan, the initial Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder that does not include any communication (other than the Final Asset Status Report) between the Special Servicer and the Directing Holder or the Risk Retention Consultation Party with respect to such Specially Serviced Mortgage Loan required to be delivered by the Special Servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the Special Servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Mortgage Loan in accordance with the procedures described in Section 3.19 of the Servicing Agreement.

“Final Recovery Determination” shall mean a reasonable determination by the Special Servicer, in consultation with the Directing Holder if related to a Mortgage Loan other than an applicable Excluded Loan and made prior to the occurrence of a Consultation Termination Event, with respect to any Defaulted Mortgage Loan or Corrected Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by (i) the Initial Note A-1 Holder pursuant to Section 6 of the Mortgage Loan Purchase Agreement, (ii) the Special Servicer or other person pursuant to Section 3.16(b) of the Servicing Agreement, any Companion Holder or any mezzanine lender pursuant to Section 3.16 of the Servicing Agreement or (iii) the Master Servicer, the Special Servicer, the Certificateholders of the Controlling Class, or the Certificateholders of the Class R Certificates pursuant to Section 9.01 of the Servicing Agreement) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer’s judgment, which judgment was exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b) of the Servicing Agreement, will ultimately be recoverable. With respect to the Mortgage Loan other than while it is an Excluded Loan, prior to the occurrence and continuance of any Control Termination Event, the Directing Holder shall have ten (10) Business Days to review and approve each such recovery determination by the Special Servicer; provided, however, that if the Directing Holder fails to approve or disapprove any recovery determination within ten (10) Business Days of receipt of the initial recovery determination, such consent shall be deemed given.

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“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Grace Period” shall have the meaning assigned to such term in Section 11(a).

“GSMC” shall have the meaning assigned to such term in the preamble to this Agreement.

“Indemnified Items” shall mean, collectively, any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Servicing Agreement.

“Indemnified Parties” shall mean, collectively, (i) as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Servicing Agreement, each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust.

“Independent” shall have the meaning assigned to such term in the Servicing Agreement.

“Initial Agent” shall have the meaning assigned to such term in the recitals.

“Initial Note A-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-3 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note B-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note B-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note B-3 Holder” shall have the meaning assigned to such term in the recitals.

“Initial Note B-4 Holder” shall have the meaning assigned to such term in the recitals.

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“Initial Junior Noteholders” shall have the meaning assigned to such term in the recitals.

“Initial Noteholders” shall mean, collectively, the Initial Senior Noteholders and the Initial Junior Noteholders.

“Initial Senior Noteholders” shall have the meaning assigned to such term in the recitals.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Insurance and Condemnation Proceeds” shall mean all proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of the Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgage Loan Borrower or any tenants or ground lessors, in either case, in accordance with the Servicing Standard (and to the extent any portion of such proceeds are received by the Master Servicer or Certificate Administrator in connection with the Mortgage Loan, pursuant to the allocations set forth in this Agreement) and the REMIC Provisions.

“Insurance Policy” shall mean with respect to the Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of the Mortgage Loan or the Mortgaged Property.

“Interest Accrual Period” shall mean, for each Distribution Date, the calendar month prior to the month in which that Distribution Date occurs.

“Interest Rate” shall have the meaning assigned to such term or any one or more analogous terms in the Mortgage Loan Documents.

“Interested Person” shall mean, as of the date of any determination, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations

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Reviewer, the Certificate Administrator, the Trustee, the Directing Holder, the Risk Retention Consultation Party, any sponsor, the Mortgage Loan Borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer, or any known Affiliate of any of the preceding entities. With respect to a Whole Loan if it is a Defaulted Mortgage Loan, the Depositor, the Master Servicer, the Special Servicer (or any Independent Contractor engaged by the Special Servicer), or the Trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known Affiliate of any such party described above.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds the applicable Junior Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“Junior Notes” shall mean any of Note B-1, Note B-2, Note B-3 and Note B-4, as applicable.

“Junior Note Default Rate” shall mean a rate per annum equal to the Junior Note Rate plus the Note Default Interest Spread.

“Junior Noteholder” shall mean each Initial Junior Noteholders, or any subsequent holder of any Junior Note, together with their successors and assigns.

“Junior Noteholder Control Appraisal Period” A “Junior Noteholder Control Appraisal Period” shall exist with respect to the Mortgage Loan, if and for so long as:

(a)       (1) the initial Junior Note Principal Balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Junior Notes after the date of creation of the Junior Notes, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to the Junior Notes and (z) any losses realized with respect to any Mortgaged Property or the Mortgage Loan that are allocated to the Junior Notes, is less than

(b)       25% of the remainder of the (i) initial Junior Note Principal Balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Junior Noteholders on the Junior Notes after the date of creation of the Junior Notes.

“Junior Note Percentage Interest” shall mean, with respect to the Note B-1 Holder, the Note B-1 Percentage Interest, with respect to the Note B-2 Holder, the Note B-2 Percentage Interest, with respect to the Note B-3 Holder, the Note B-3 Percentage Interest, and with respect to the Note B-4 Holder, the Note B-4 Percentage Interest, as each may be adjusted from time to time.

“Junior Note Principal Balance” shall mean, at any time of determination, the Initial Junior Note Principal Balance set forth on the Mortgage Loan Schedule, less any

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payments of principal thereon received by the Senior Noteholders or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Junior Note Rate” shall mean the Junior Note Rate set forth on the Mortgage Loan Schedule.

“Junior Note Relative Spread” shall mean the ratio of the Junior Note Rate to the Mortgage Loan Rate.

“Junior Operating Advisor” shall mean, with respect to the Mortgage Loan, the advisor appointed pursuant to Section 6(a) hereof as such Junior Operating Advisor may be replaced from time to time pursuant to Section 6(a) hereof. The initial Junior Operating Advisor shall be American General Life Insurance Company.

“KBRA” shall mean Kroll Bond Rating Agency, Inc., or its successor in interest.

“Lead Securitization” shall mean the Securitization of Note A-1 in a Securitization Trust to be designated by the Initial Note A-1 Holder.

“Lead Securitization Note” shall mean Note A-1.

“Lead Securitization Noteholder” shall mean the Note A-1 Holder.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Lender” shall have the meaning assigned to such term in the Mortgage, together with any such Lender’s respective successors and assigns.

“Liquidation Fee” shall mean a fee payable to the Special Servicer with respect to (i) each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives (a) a full, partial or discounted payoff from or on behalf of the Mortgage Loan Borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including the Companion Loan), or REO Property (in any case, other than amounts for which a Workout Fee has been paid, or will be payable) and (ii) except as described below, with respect to any Mortgage Loan for which the Special Servicer is the Enforcing Servicer and either (A) such Mortgage Loan is repurchased or substituted for by the Initial Note A-1 Holder or (B) a Loss of Value Payment has been made with respect to such Mortgage Loan, equal to the product of the Liquidation Fee Rate and the proceeds of such full, partial or discounted payoff or other partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Mortgage Loan, Specially Serviced Mortgage Loan or REO Property, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to (a) the purchase of any Specially Serviced Mortgage Loan by the Special Servicer or any Affiliate thereof (except if such Affiliate purchaser is the Directing Holder or any Affiliate thereof; provided, however, that prior to a Control Termination Event, if the Directing Holder or an Affiliate thereof, purchases any Specially Serviced Mortgage Loan within ninety (90) days (as may be extended) after the Special Servicer delivers to the Directing Holder for its approval the initial Asset Status Report

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with respect to such Specially Serviced Mortgage Loan, the Special Servicer will not be entitled to a Liquidation Fee in connection with such purchase by the Directing Holder or its Affiliates), (b) any event described in clause (iv) and clause (vii) of the definition of “Liquidation Proceeds” (or any substitution in lieu of a repurchase) so long as such repurchase, substitution or Loss of Value Payment occurs prior to the termination of the Initial Cure Period or, if any, the Extended Cure Period, (c) any event described in clauses (v) and (vi) of the definition of “Liquidation Proceeds”, as long as, with respect to a purchase pursuant to clause (vi) of the definition of “Liquidation Proceeds”, a purchase occurs within ninety (90) days of such holder’s purchase option first becoming exercisable during that period prior to such Mortgage Loan becoming a Corrected Loan pursuant to this Agreement, (d) with respect to a Companion Loan, (x) a repurchase of such Companion Loan by GSMC for a breach of a representation or warranty or for a defective or deficient mortgage loan documentation under an Non-Lead Securitization Servicing Agreement within the time period (or extension thereof) provided for such repurchase of such repurchase occurs prior to the termination of the extended resolution period provided therein or (y) a purchase of such Companion Loan by any applicable party to the Non-Lead Securitization Servicing Agreement pursuant to a clean-up call or similar liquidation of the Non-Lead Securitization; (e) the purchase of all of the mortgage loans and REO Properties included in the Lead Securitization Trust, in connection with an optional termination of the Lead Securitization Trust; or (f) if the Mortgage Loan becomes a Specially Serviced Mortgage Loan solely because of a Servicing Transfer Event described in clause (i) of the definition of “Servicing Transfer Event”, Liquidation Proceeds are received within ninety (90) days following the related Maturity Date as a result of the Mortgage Loan being refinanced or otherwise repaid in full (but, in the event that a Liquidation Fee is not payable due to the application of any of clauses (a) through (e) above, the Special Servicer may still collect and retain a Liquidation Fee and similar fees from the Mortgage Loan Borrower to the extent provided for in, or not prohibited by, the related loan documents). The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Mortgage Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the Mortgage Loan Borrower with respect to the Specially Serviced Mortgage Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

“Liquidation Fee Rate” shall mean a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0% with respect to each mortgage loan in the Lead Securitization Trust (other than a “Non-Serviced Mortgage Loan”) repurchased, substituted or for which a Loss of Value Payment has been made, as contemplated by Section 2.03 of the Servicing Agreement, each Specially Serviced Mortgage Loan and each REO Property, provided, however, that except as contemplated in the definition of “Liquidation Fee”, no Liquidation Fee will be less than $25,000.

“Liquidation Proceeds” shall mean cash amounts received by or paid to the Master Servicer or the Special Servicer in connection with: (i) the liquidation (including a payment in full) of a Mortgaged Property or other collateral constituting security for a Defaulted

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Mortgage Loan or defaulted Companion Loan, through a trustee’s sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the Mortgage Loan Borrower in accordance with applicable law and the terms and conditions of the Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) any sale of (A) a Specially Serviced Mortgage Loan pursuant to Section 3.16(a) of the Servicing Agreement or (B) any REO Property pursuant to Section 3.16(b) of the Servicing Agreement; (iv) the repurchase of a Senior Note by the related Initial Noteholder pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Certificateholders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Certificateholders of the Class R Certificates pursuant to Section 9.01 of the Servicing Agreement; (vi) the purchase of a Senior Note or an REO Property by (a) the Junior Noteholder or (b) the related mezzanine lender pursuant to Section 3.16 of the Servicing Agreement and this Agreement; or (vii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with Section 3.05(f) of the Servicing Agreement (provided that, for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment shall be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the Initial Note A-1 Holder). As used in the Servicing Agreement, Liquidation Proceeds shall refer to such portion of Liquidation Proceeds to the extent allocable to Note A-1 or the Companion Loans, as applicable, pursuant to the terms of this Agreement.

“MAI” shall mean Member of the Appraisal Institute.

“Major Decisions” shall mean:

(i)         any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Property) of the ownership of the property or properties securing the Mortgage Loan if it comes into and continues in default;

(ii)        any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan Documents or any extension of the maturity date of the Mortgage Loan;

(iii)       following a default or an event of default with respect to the Mortgage Loan Documents, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

(iv)       any sale of the Mortgage Loan (when it is a Defaulted Mortgage Loan) or REO Property for less than the applicable Purchase Price;

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(v)        any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Servicing Agreement) located at a Mortgaged Property or an REO Property;

(vi)       any release of material personal property collateral, any real personal property or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)      any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or consent to a transfer of a Mortgaged Property or any direct or indirect interests in the Mortgage Loan Borrower;

(viii)     any incurrence of additional debt by the Mortgage Loan Borrower or any mezzanine financing by any direct or indirect beneficial owner of the Mortgage Loan Borrower (to the extent that the Lender has consent rights pursuant to the related Mortgage Loan Documents);

(ix)        any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(x)         any amendment, modification or termination of any Management Agreement (as defined in the Mortgage Loan Agreement), any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager or franchise changes (in each case, if the Lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xi)        releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xii)       any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(xiii)      any determination of an Acceptable Insurance Default (as defined in the Servicing Agreement);

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(xiv)     any determination by the Master Servicer to transfer the Mortgage Loan to the Special Servicer under the circumstances described in clause (iii) of the definition of Servicing Transfer Event;

(xv)      any proposed modification or waiver of the types, nature or amount of insurance coverage required to be obtained by Mortgage Borrower other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(xvi)      any filing of a bankruptcy or similar action against the Mortgage Loan Borrower or Guarantor or the election of any action in a bankruptcy or Insolvency Proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a § 363 sale, order shortening time or similar motion of procedure in an Insolvency Proceeding or making an § 1111(b)(2) election on behalf of the Noteholders;

(xvii)     the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower;

(xviii)   approval of any operating budget in respect of the Mortgage Loan to the extent the Lender’s consent is required under the Loan Agreement;

(xix)      approval of any replacement Special Servicer, other than in accordance with this Agreement; or

(xx)       any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at a Mortgaged Property other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion.

“Master Servicer” shall mean Midland Loan Services, a Division of PNC Bank, National Association or its successor in interest, or any successor Master Servicer appointed as provided in the Servicing Agreement.

“Maturity Date” shall mean with respect to the Mortgage Loan, as of any date of determination, the date set forth on the Mortgage Loan Schedule.

“Monetary Default” shall have the meaning assigned to such term in Section 11(a).

“Monetary Default Notice” shall have the meaning assigned to such term in Section 11(a).

“Monthly Payment” shall have the meaning assigned to such term in the Servicing Agreement.

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“Monthly Payment Date” shall mean the Payment Date (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any acquisition by Morningstar, Inc. or other similar entity of Realpoint LLC.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of April 10, 2017, between the Mortgage Loan Borrower, as Borrower, and Goldman Sachs Mortgage Company, as Lender, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan, which documents include, without limitation, the documents listed on Exhibit D attached hereto and any amendments, modifications or supplements thereto.

“Mortgage Loan Purchase Agreement” shall mean the agreement between the Depositor and GSMC, relating to the transfer of all of GSMC’s right, title and interest in and to the Note A-1.

“Mortgage Loan Rate” shall mean, as of any date of determination, the weighted average of the Senior Note Rate and the Junior Rate.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A.

“Net Junior Note Rate” shall mean the Junior Note Rate minus the Servicing Fee Rate applicable to the Junior Note.

“Net Senior Note Rate” shall mean the Senior Note Rate minus the Servicing Fee Rate applicable to the Senior Note.

“Non-Controlling Note” shall mean the interest of each Non-Controlling Noteholder in its Note.

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“Non-Controlling Noteholder” shall mean each Noteholder other than the Controlling Noteholder.

“Non-Controlling Pari Passu Noteholder” shall mean each of the Note A-2 Holder and the Note A-3 Holder, as applicable, provided that with respect to the related Non-Controlling Note held by the Note A-2 Holder or the Note A-3 Holder, at any time such Non-Controlling Note is included in a Securitization other than the Lead Securitization, references to the “Non-Controlling Pari Passu Noteholder” herein shall mean the Non-Lead Securitization Subordinate Class Representative under the related Non-Lead Securitization Servicing Agreement, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer) has been given written notice. The Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party exercising the rights of a “Non-Controlling Pari Passu Noteholder” herein or under the Servicing Agreement and, (x) to the extent that the related Non-Lead Securitization Servicing Agreement assigns such rights to more than one party or (y) to the extent a Non-Controlling Note is split into two or more New Notes pursuant to Section 38, for purposes of this Agreement, the Non-Lead Securitization Servicing Agreement or the holders of such New Notes shall designate one party to deal with the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Noteholder (and the Master Servicer and the Special Servicer acting on its behalf) (such party, the “Non-Controlling Pari Passu Noteholder Representative”); provided that, in the absence of such designation and notice, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Non-Controlling Pari Passu Noteholder Representative with respect to such Non-Controlling Note for all purposes of this Agreement. As of the date hereof and until further notice from the Non-Lead Securitization Noteholder (or the Non-Lead Master Servicer or another party acting on its behalf), the Note A-2 Holder is the Non-Controlling Pari Passu Noteholder Representative with respect to Note A-2 and the Note A-3 Holder is the Non-Controlling Pari Passu Noteholder Representative with respect to Note A-3.

Prior to Securitization of any Non-Lead Securitization Note by the Non-Lead Securitization Noteholder (including any New Notes), all notices, reports, information or other deliverables required to be delivered to such Non-Lead Securitization Noteholder or Non-Controlling Pari Passu Noteholder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to each Non-Controlling Pari Passu Noteholder Representative and, when so delivered to each Non-Controlling Pari Passu Noteholder Representative, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Servicing Agreement. Following Securitization of any Non-Lead Securitization Notes by the Non-Lead Securitization Noteholder, all notices, reports, information or other deliverables required to be delivered to such Non-Lead Securitization Noteholder or Non-Controlling Pari Passu Noteholder pursuant to this Agreement or the Servicing Agreement by the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the related Non-Lead Special

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Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Securitization Servicing Agreement) and, when so delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer, the Lead Securitization Noteholder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Servicing Agreement.

“Non-Controlling Pari Passu Noteholder Representative” shall have the meaning assigned to such term in the definition of “Non-Controlling Pari Passu Noteholder”.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of any Senior Noteholder to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the “asset representations reviewer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Custodian” shall mean the “custodian” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean the master servicer under any Non-Lead Securitization.

“Non-Lead Operating Advisor” shall mean the “trust advisor”, “operating advisor” or other analogous term under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization” shall mean the Securitization of Note A-2 or Note A-3 to be designated by the Initial Note A-2 Holder or the Initial Note A-3 Holder, as the case may be.

“Non-Lead Securitization Date” shall mean the closing date of any Non-Lead Securitization.

“Non-Lead Securitization Note” shall mean Note A-2 or Note A-3, as the case may be.

“Non-Lead Securitization Noteholder” shall mean the holders of the Note A-2 or Note A-3, as the case may be.

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“Non-Lead Securitization Servicing Agreement” shall mean the Note A-2 Pooling and Servicing Agreement or the Note A-3 Pooling and Servicing Agreement, as the case may be.

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in a Non-Lead Securitization designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no person shall be entitled to exercise the rights of the related Non-Lead Securitization Subordinate Class Representative.

“Non-Lead Securitization Trust” shall mean the Securitization Trust into which any Non-Lead Securitization Note is deposited.

“Non-Lead Servicer” shall mean any Non-Lead Master Servicer or Non-Lead Special Servicer, as applicable.

“Non-Lead Special Servicer” shall mean any “special servicer” under a Non-Lead Securitization.

“Non-Lead Trustee” shall mean any “trustee” under a Non-Lead Securitization.

“Non-Monetary Default” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 11(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 11(d).

“Nonrecoverable Property Protection Advance” shall mean:

Any Property Protection Advance previously made or proposed to be made in respect of the Mortgage Loan or REO Property which, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of the Mortgage Loan or REO Property. In making such recoverability determination, such Person will be entitled (a) to consider (among other things) (i) the obligations of the Mortgage Loan Borrower under the terms of the Mortgage Loan as it may have been modified and (ii) the Mortgaged Property in its “as-is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Property, (b) to estimate and consider (consistent with the Servicing Standard in the case of the

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Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) future expenses (c) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) the timing of recoveries and (d) to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer or the Trustee, in light of the fact that related proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any Person, in considering whether a Property Protection Advance is a Nonrecoverable Property Protection Advance, will be entitled to give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans that, at the time of such consideration, the reimbursement of which is being deferred or delayed by the Master Servicer, in light of the fact that proceeds on the Mortgage Loan are a source of recovery not only for the Property Protection Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standard, in the case of the Master Servicer or in its good faith business judgment in the case of the Trustee (solely in its capacity as Trustee), may obtain, promptly upon request from the Special Servicer at the expense of the Trust any reasonably required analysis, Appraisals or market value estimates or other information for making a recoverability determination (and, upon the reasonable request by the Trustee, Master Servicer or Special Servicer, as applicable, the Master Servicer and the Special Servicer shall deliver any relevant Appraisals or market value estimates in its possession to the requesting party for such purpose). Absent bad faith, the Master Servicer’s, Special Servicer’s or the Trustee’s determination as to the recoverability of any Property Protection Advance shall be conclusive and binding on the Certificateholders and the Retained Interest Owner. The determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Property Protection Advance or that any proposed Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by either of the Special Servicer or Master Servicer to the other and to the Trustee, the Certificate Administrator, the Controlling Class Representative, (but only prior to the occurrence of a Consultation Termination Event and only with respect to any Mortgage Loan other than an applicable Excluded Loan) (and any Non-Lead Master Servicer), the Operating Advisor (but only in the case of the Special Servicer) and the Depositor, or by the Trustee to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator (and any Non-Lead Master Servicer). The Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Property Protection Advance previously made or proposed to be made is a Nonrecoverable Property Protection Advance and shall deliver to the Master Servicer (and any Non-Lead Master Servicer), the Trustee, the Certificate Administrator, the Operating Advisor and the 17g-5 Information Provider notice of such determination. Any such determination shall be binding upon, the Master Servicer and the Trustee, provided, however, that the Special Servicer shall not have any obligation to make an

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affirmative determination that any Property Protection Advance is or would be recoverable; however, if the Special Servicer makes any such determination, such determination shall not be binding upon the Master Servicer or the Trustee. In the absence of a determination by the Special Servicer that such Property Protection Advance is or would be a Nonrecoverable Property Protection Advance, such decision shall remain with the Master Servicer or the Trustee, as applicable. If the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed Property Protection Advance is a Nonrecoverable Property Protection Advance, the Master Servicer and the Trustee shall each have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed Property Protection Advance is a Nonrecoverable Property Protection Advance. The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, related income and expense statements, rent rolls, occupancy status and property inspections, and shall include any existing Appraisal with respect to the Mortgage Loan or the Mortgaged Property). The Special Servicer shall promptly furnish any party required to make Property Protection Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make Property Protection Advances may reasonably request for purposes of making recoverability determinations. The Trustee shall be entitled to conclusively rely on the Master Servicer’s or the Special Servicer’s, as the case may be, determination that a Property Protection Advance is or would be nonrecoverable, and the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination that a Property Protection Advance is or would be nonrecoverable. Notwithstanding anything herein to the contrary, if the Special Servicer requests that the Master Servicer make a Property Protection Advance, the Master Servicer may conclusively rely on such request as evidence that such advance is not a Nonrecoverable Property Protection Advance; provided, however, that the Special Servicer shall not be entitled to make such a request more frequently than once per calendar month with respect to Property Protection Advances other than emergency advances (although such request may relate to more than one Property Protection Advance).

“Note” shall mean any of Note A-1, Note A-2, Note A-3, Note B-1, Note B-2, Note B-3 and Note B-4, as applicable.

“Note A-1” shall have the meaning assigned to such term in the recitals.

“Note A-1 Holder” shall mean the Initial Note A-1 Holder, or any subsequent holder of the Note A-1, together with its successors and assigns.

“Note A-1 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-1 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note B-1 Principal Balance, the Note B-2 Principal Balance, the Note B-3 Principal Balance and the Note B-4 Principal Balance.

“Note A-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-1 Principal Balance set forth on the Mortgage Loan

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Schedule, less any payments of principal thereon received by the Note A-1 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-2” shall have the meaning assigned to such term in the recitals.

“Note A-2 Holder” shall mean the Initial Note A-2 Holder, or any subsequent holder of Note A-2, together with its successors and assigns.

“Note A-2 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-2 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note B-1 Principal Balance, the Note B-2 Principal Balance, the Note B-3 Principal Balance and the Note B-4 Principal Balance.

“Note A-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note A-3” shall have the meaning assigned to such term in the recitals.

“Note A-3 Holder” shall mean the Initial Note A-3 Holder, or any subsequent holder of Note A-3, together with its successors and assigns.

“Note A-3 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note A-3 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note B-1 Principal Balance, the Note B-2 Principal Balance, the Note B-3 Principal Balance and the Note B-4 Principal Balance.

“Note A-3 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-3 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-3 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note B-1” shall have the meaning assigned to such term in the recitals.

“Note B-1 Holder” shall mean the Initial Note B-1 Holder, or any subsequent holder of the Note B-1, together with its successors and assigns.

“Note B-1 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note B-1 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note B-1 Principal Balance, the Note B-2 Principal Balance, the Note B-3 Principal Balance and the Note B-4 Principal Balance.

“Note B-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note B-1 Principal Balance set forth on the Mortgage Loan

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Schedule, less any payments of principal thereon received by the Note B-1 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note B-2” shall have the meaning assigned to such term in the recitals.

“Note B-2 Holder” shall mean the Initial Note B-2 Holder, or any subsequent holder of Note B-2, together with its successors and assigns.

“Note B-2 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note B-2 Principal Balance and the denominator of which is the sum of Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note B-1 Principal Balance, the Note B-2 Principal Balance, the Note B-3 Principal Balance and the Note B-4 Principal Balance.

“Note B-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note B-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note B-2 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note B-3” shall have the meaning assigned to such term in the recitals.

“Note B-3 Holder” shall mean the Initial Note B-3 Holder, or any subsequent holder of Note B-3, together with its successors and assigns.

“Note B-3 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note B-3 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note B-1 Principal Balance, the Note B-2 Principal Balance, the Note B-3 Principal Balance and the Note B-4 Principal Balance.

“Note B-3 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note B-3 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note B-3 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note B-4” shall have the meaning assigned to such term in the recitals.

“Note B-4 Holder” shall mean the Initial Note B-4 Holder, or any subsequent holder of the Note B-4, together with its successors and assigns.

“Note B-4 Percentage Interest” shall mean a fraction, expressed as a percentage, the numerator of which is the Note B-4 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note B-1 Principal Balance, the Note B-2 Principal Balance, the Note B-3 Principal Balance and the Note B-4 Principal Balance.

“Note B-4 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note B-4 Principal Balance set forth on the Mortgage Loan

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Schedule, less any payments of principal thereon received by the Note B-4 Holder or reductions in such amount pursuant to Sections 3, 4 or 5, as applicable.

“Note Default Interest Spread” shall mean a rate equal to the greater of (x) 300 basis points per annum in excess of the Interest Rate otherwise applicable to such Note under the Mortgage Loan Agreement (y) 100 basis points per annum in excess of the Prime Rate from time to time; provided, however, that if the weighted average of the Senior Note Default Rate and the Junior Note Default Rate would exceed the maximum rate permitted by applicable law, the Note Default Interest Spread shall equal (i) the rate at which the weighted average of the Senior Note Default Rate and the Junior Note Default Rate equals the maximum rate permitted by applicable law minus (ii) the Mortgage Loan Rate.

“Note Pledgee” shall have the meaning assigned to such term in Section 19(e).

“Note Rate” shall mean any of the Senior Note Rate and the Junior Note, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 21.

“Noteholder” shall mean any of the Senior Noteholders and the Junior Noteholders, as applicable.

“Noteholder Purchase Notice” has the meaning assigned to such term in Section 12.

“Operating Advisor” shall mean Pentalpha Surveillance LLC or its successor in interest, or any successor Operating Advisor appointed as provided in the Servicing Agreement.

“Operating Advisor Fee Rate” shall mean, with respect to each Interest Accrual Period related to any applicable Distribution Date, a per annum rate not to exceed 0.005% (0.5 basis points); provided, that at any time there is no Operating Advisor, the Operating Advisor Fee Rate shall be zero.

“Periodic Payment” shall mean the scheduled monthly payment of principal and/or interest on the Mortgage Loan, including any Balloon Payment, that is payable (as the terms of the Mortgage Loan may be changed or modified in connection with a bankruptcy or similar proceedings involving the Mortgage Loan Borrower or by reason of a modification, extension, waiver or amendment granted or agreed to pursuant to the terms hereof) by the Mortgage Loan Borrower from time to time under the Mortgage Note and applicable law, without regard to any acceleration of principal of the Mortgage Loan by reason of default thereunder.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $500,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

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“Person” shall have the meaning assigned to such term in the Servicing Agreement.

“Pledge” shall have the meaning assigned to such term in Section 19(e).

“Prepayment Premium” shall mean, with respect to the Mortgage Loan, any prepayment premium, spread maintenance premium, yield maintenance premium or similar fee required to be paid in connection with a prepayment of the Mortgage Loan pursuant to the Mortgage Loan Documents, including any exit fee.

“Prime Rate” shall mean the “Prime Rate” as published in the “Money Rates” section of the New York City edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time.

“Principal Balance” shall mean any of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note B-1 Principal Balance, the Note B-2 Principal Balance, the Note B-3 Principal Balance and the Note B-4 Principal Balance, as applicable.

“Pro Rata and Pari Passu Basis” shall mean (a) with respect to the Senior Notes and the related Noteholders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Noteholders, as the case may be, without any priority of any such Note or any such Noteholder over another such Note or Noteholder, as the case may be, and in any event such that each Note or Noteholder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount, and (b) with respect to the Junior Notes and the related Noteholders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Noteholders, as the case may be, without any priority of any such Note or any such Noteholder over another such Note or Noteholder, as the case may be, and in any event such that each Note or Noteholder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

“Property Protection Advances” shall mean all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer, Certificate Administrator, or the Trustee, as applicable, in connection with the servicing and administering of (a) the Mortgage Loan (and the Companion Loans) in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including, in the case of each of clause (a) and clause (b), but not limited to, (x) the cost of (i) compliance with the Master Servicer’s obligations set forth in Section 3.03(c) of the Servicing Agreement, (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) – (vi) of the definition of “Liquidation

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Proceeds,” (iv) any enforcement or judicial proceedings with respect to the Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (y) any amount specifically designated herein to be paid as a “Property Protection Advance”. Notwithstanding anything to the contrary, “Property Protection Advances” shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property. None of the Master Servicer, the Special Servicer or the Trustee shall make any Property Protection Advance in connection with the exercise of any cure rights or purchase rights granted to the holders of the Companion Loans under this Agreement or the Servicing Agreement.

“Purchase Price” shall mean:

With respect to Note A-1 (or any related REO Loan) (including, to the extent required pursuant to the final paragraph hereof, each related Companion Loan) to be purchased pursuant to (A) Section 6 of the Mortgage Loan Purchase Agreement by the Initial Note A-1 Holder, (B) Section 3.16 of the Servicing Agreement, or (C) Section 9.01 of the Servicing Agreement, a price, without duplication, equal to:

(i)        the outstanding principal balance of Note A-1 (or any related REO Loan (including for such purpose, to the extent required pursuant to the final paragraph hereof, each Companion Loan)) as of the date of purchase; plus

(ii)       all accrued and unpaid interest on Note A-1 (or any related REO Loan (including for such purpose, to the extent required pursuant to the final paragraph hereof, each Companion Loan)), at the Senior Note Rate in effect from time to time (excluding any portion of such interest that represents Default Interest), to, but not including, the Monthly Payment Date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase; plus

(iii)      all related unreimbursed Property Protection Advances (including any Property Protection Advances and advance interest amounts that were reimbursed out of general collections on the mortgage loans included in the Lead Securitization Trust); plus

(iv)      all accrued and unpaid advance interest amounts in respect of related Advances; plus

(v)       any unpaid Special Servicing Fees, unpaid Asset Representations Reviewer Fees and any other unpaid additional trust fund expenses (which, for the avoidance of doubt, include any unpaid Workout Fees and Liquidation Fees) outstanding or previously incurred in respect of Note A-1, and if Note A-1 is being purchased by the Initial Note A-1 Holder pursuant to the Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Depositor,

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the Certificate Administrator and the Trustee in respect of the Breach or Material Defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the amount described in clause (iii) above);

(vi)      if the Initial Note A-1 Holder repurchases or substitutes for Note A-1, any related Asset Representations Reviewer Asset Review Fee to the extent no previously paid by the Initial Note A-1 Holder; plus

(vii)     if the Initial Note A-1 Holder repurchases or substitutes for Note A-1 more than 90 days following the earlier of the responsible party’s discovery or receipt of notice of the subject material breach or material document defect, as the case may be, a Liquidation Fee.

Solely with respect to the Mortgage Loan, “Purchase Price” shall mean the amount calculated in accordance with the preceding sentence in respect of the Mortgage Loan, including, for such purposes, Note A-1 and each Companion Loan. With respect to any REO Property to be sold pursuant to Section 3.16(b) of the Servicing Agreement, “Purchase Price” shall mean the amount calculated in accordance with the second preceding sentence in respect of the related REO Loan (including each Companion Loan). With respect to any sale pursuant to Section 3.16(a)(ii) or Section 3.16(e) of the Servicing Agreement or for purposes of calculating any Gain-on-Sale Proceeds, the “Purchase Price” shall be allocated between Note A-1 and each Companion Loan in accordance with, and shall be equal to the amount provided pursuant to, the provisions of this Agreement. Notwithstanding the foregoing, with respect to any repurchase pursuant to subclause (A) and subclause (C) hereof, the “Purchase Price” shall not include any amounts payable in respect of any related Companion Loan.

“Qualified Institutional Lender” shall mean each of the Initial Noteholders, Goldman Sachs Mortgage Company and any other Person that is:

(a)       an entity Controlled (as defined below) by, under common Control with or Controlling any of the Initial Senior Noteholders, the Initial Junior Noteholders or any Affiliate thereof, or

(b)       one or more of the following:

(i)        a real estate investment bank, an insurance company, reinsurance trust, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)       an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)      a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity which contemporaneously assigns or pledges its Junior

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Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, any or all of any Junior Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with a securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of a Junior Note to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Junior Note in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iii), (iv) or (v) of this definition, or

(iv)      an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) the Senior Noteholders or the Junior Noteholders, as applicable, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)       an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (b)(i), (b)(ii), (b)(iii)(a), (b)(iv)(B) or (b)(v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv) (B) above,

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the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity, or

(c)       any entity Controlled (as defined below) by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” have the meaning correlative thereto).

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean any of (a) S&P, (b) Moody’s, (c) Fitch, (d) DBRS, (e) KBRA and (f) Morningstar or, (g) if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by the Depositor or Non-Lead Depositor to rate the securities issued in connection with the Securitization of any Senior Note; provided, however, that, at any time during which any Senior Note is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean with respect to any Senior Note, only those rating agencies that are engaged by the Depositor or Non-Lead Depositor, as applicable, from time to time to rate the securities issued in connection with the Securitization of such Note.

“Rating Agency Confirmation” shall mean prior to a Securitization with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter and after a Securitization, the meaning given thereto or any analogous term in the Servicing Agreement including any deemed Rating Agency Confirmation.

“Recovered Costs” shall mean any amounts referred to in clauses (d) and/or (e) of the definition of “Defaulted Mortgage Loan Purchase Price” that, at the time of determination, had been previously paid or reimbursed to any Servicer from sources other than collections on or

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in respect of the Mortgage Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans other than the Mortgage Loan).

“Redirection Notice” shall have the meaning assigned to such term in Section 19(e).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“Reimbursement Rate”: The rate per annum applicable to the accrual of interest on Property Protection Advances in accordance with Section 3.03(d) of the Servicing Agreement and P&I Advances in accordance with Section 4.03(d) of the Servicing Agreement, which rate per annum shall equal the Prime Rate.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of Section 860D(a) of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REO Property” shall mean the Mortgaged Property if acquired by the Special Servicer on behalf of, and in the name of, the Trustee or a nominee thereof for the benefit of the Certificateholders (and the related Companion Holders, subject to this Agreement) and the Retained Interest Owner to the extent set forth herein and the Trustee (as holder of the Lower-Tier Regular Interests) through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of the Mortgage Loan. For the avoidance of doubt, REO Property, to the extent allocable to a Companion Loan, shall not be an asset of the Lead Securitization Trust or any Trust REMIC.

“REO Revenues” shall mean all income, rents and profits derived from the ownership, operation or leasing of any REO Property.

“Repurchase Request” shall mean:

(i)        a written request from the Initial Requesting Holder to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor (solely in its capacity as the Operating Advisor) or the Custodian that a Mortgage Loan be repurchased by the Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (an “Owner Repurchase Request”); or

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(ii)       in the event that the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) has knowledge of a Material Defect with respect to Note A-1, that party shall deliver prompt written notice of such Material Defect to each other party to the Servicing Agreement, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request”, and each of an Owner Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”).

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of Morningstar, either (a) the applicable replacement has a special servicer ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, is currently acting as a special servicer on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any of S&P, Moody’s, Morningstar, Fitch, DBRS or KBRA and the trustee does not have actual knowledge that Morningstar has, and the replacement special servicer certifies that Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction citing servicing concerns of the applicable replacement as the sole or material factor in such rating action, (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (vi) in the case of DBRS, such special servicer is currently acting as special servicer for one or more loans included in a commercial mortgage loan securitization that is rated by DBRS, and DBRS has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“Resolution Failure” shall mean that in the event the Repurchase Request is not Resolved within 180 days after the Initial Note A-1 Holder receives the Repurchase Request (a “Resolution Failure”) shall be deemed to have occurred.

“Restricted Mezzanine Holder” shall mean a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure proceedings or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

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“S&P” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and its successors in interest.

“Securitization” shall mean one or more sales by the Note A-1 Holder, the Note A-2 Holder or the Note A-3 Holder of all or a portion of such Senior Note to a depositor, who will in turn include such portion of such Senior Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the Lead Securitization Note or portion thereof is consummated.

“Securitization Operating Advisor” shall mean the operating advisor under the Servicing Agreement, if any.

“Senior Notes” shall mean any of Note A-1, Note A-2 and Note A-3, as applicable.

“Senior Note Default Rate” shall mean a rate per annum equal to the Senior Note Rate plus the Note Default Interest Spread.

“Senior Noteholder” shall mean each Initial Senior Noteholder, or any subsequent holder of any Senior Note, together with their successors and assigns.

“Senior Note Percentage Interest” shall mean, with respect to the Note A-1 Holder, the Note A-1 Percentage Interest, with respect to the Note A-2 Holder, the Note A-2 Percentage Interest and with respect to the Note A-3 Holder, the Note A-3 Percentage Interest, as each may be adjusted from time to time.

“Senior Note Principal Balance” shall mean, at any time of determination, the Initial Senior Note Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Senior Noteholders or reductions in such amount pursuant to Section 3, 4 or 5, as applicable.

“Senior Note Rate” shall mean the Senior Note Rate set forth on the Mortgage Loan Schedule.

“Senior Note Relative Spread” shall mean the ratio of the Senior Note Rate to the Mortgage Loan Rate.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Senior Note is held.

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan, any other Event of Default for which the Mortgage Loan is actually accelerated or any other Event of Default which causes the Mortgage Loan to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an Event of Default; provided, however, that unless the Servicer under the Servicing Agreement has notice or knowledge of such event at least ten (10) Business Days prior to the

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applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Mortgage Loan. A Sequential Pay Event shall no longer exist to the extent it has been cured (including, without limitation, pursuant to any cure payment made by the Junior Noteholders in accordance with Section 11) and shall not be deemed to exist to the extent (x) any Junior Noteholder is exercising its cure rights under Section 11 or (y) that the default that led to the occurrence of such Sequential Pay Event has been otherwise cured.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicing Agreement” shall mean the pooling and servicing agreement to be entered into in connection with the Securitization of Note A-1 and issuance of the GS Mortgage Securities Trust 2017-GS6, Commercial Mortgage Pass-Through Certificates, Series 2017-GS6, by and among (a) the Depositor, (b) the Master Servicer, (c) the Special Servicer, (d) the Certificate Administrator, (e) the Trustee, (f) the Operating Advisor and (g) the Asset Representations Reviewer, and any other additional Persons that may be party to such pooling and servicing agreement. The Servicing Standard in the Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Noteholder (taking into account that the Junior Note is subordinate to the Senior Note, subject to the terms of this Agreement). On or promptly following the Securitization Date, the Initial Note A-1 Holder shall cause to be delivered to each Initial Junior Noteholder a copy of the Servicing Agreement via electronic delivery to the Email address(es) provided on Exhibit B to this Agreement.

“Servicing Advances” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable.

“Servicing Fee Rate” shall have the meaning assigned to such term in the Servicing Agreement, or with respect to the Junior Note, 0.005% per annum (0.5 basis points).

“Servicing Standard” shall mean collectively that the Master Servicer and the Special Servicer shall service the Mortgage Loan in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third party portfolios and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the (A) the timely recovery of all payments or principal and interest under the Mortgage Loan or (B) in the case of a Specially Serviced Mortgage Loan or an REO Property, maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loan, and the best interests of the Lead Securitization Trust, the Certificateholders, the Retained Interest Owner and any related Companion Holder (as a collective whole as if such Certificateholders, the Retained Interest Owner and the holder or holders of the related Companion Loan constituted a single lender,

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taking into account the subordinate or pari passu nature of the related Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from: (i) any relationship that the Master Servicer, the Special Servicer, as the case may be, or any Affiliate of the Master Servicer or the Special Servicer, as the case may be, may have with the Mortgage Loan Borrower or any Affiliate of the Mortgage Loan Borrower, the Initial Note A-1 Holder, the originators or any other parties to this Agreement or any Affiliate of the foregoing; (ii) the ownership of any Certificate (or any interest in any Companion Loan, mezzanine loan, or subordinate debt relating to a Mortgage Loan) by the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable; (iii) the obligation, if any, of the Master Servicer to make Advances; (iv) the right of the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of (a) the non-serviced mortgage loan and any related non-serviced companion loan or (b) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the Servicing Agreement or held by the Lead Securitization Trust by the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates; (vi) any debt that the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates, has extended to the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower (including, without limitation, any mezzanine financing); (vii) any option to purchase the Mortgage Loan the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates, may have; and (viii) any obligation of the Master Servicer or the Special Servicer, or any of their respective Affiliates, to repurchase or substitute for the Mortgage Loan as a mortgage loan seller (if the Master Servicer or the Special Servicer or any of their respective Affiliates is a mortgage loan seller).

“Servicing Transfer Event” shall have the meaning assigned to such term in the Servicing Agreement.

“Special Servicer” shall mean Midland Loan Services, a Division of PNC Bank, National Association or its successor in interest, or any successor Special Servicer appointed as provided in the Servicing Agreement, in each case, subject to the terms and provisions of this Agreement.

“Special Servicing Fee” shall mean, with respect to each Specially Serviced Mortgage Loan and REO Loan (other than a Non-Serviced Mortgage Loan), the fee payable to the Special Servicer pursuant to Section 3.11(b) of the Servicing Agreement.

“Special Servicing Fee Rate” shall mean, with respect to any Specially Serviced Mortgage Loan or REO Property, a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Mortgage Loan or REO Property that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Mortgage Loan or REO Property shall be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Mortgage Loan or REO Property.

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“Specially Serviced Mortgage Loan” shall mean the Mortgage Loan as to which a Servicing Transfer Event has occurred and is continuing.

“Stated Principal Balance” shall mean, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of Note A-1 (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of Note A-1 after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) minus (y) the sum of:

(i)        the principal portion of each Periodic Payment due on Note A-1 after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Monthly Payment Date in the related month of substitution), to the extent received from the Mortgage Loan Borrower or advanced by the Master Servicer;

(ii)       all Principal Prepayments received with respect to Note A-1 after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Monthly Payment Date in the related month of substitution);

(iii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on Note A-1) and Liquidation Proceeds received with respect to Note A-1 after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Monthly Payment Date in the related month of substitution); and

(iv)     any reduction in the outstanding principal balance of Note A-1 resulting from a Deficient Valuation or a modification of Note A-1 pursuant to the terms and provisions of the Servicing Agreement that occurred prior to the end of the Collection Period for the most recent Distribution Date.

With respect to any REO Loan that is a successor to Note A-1, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Note A-1 as of the date of the related REO Acquisition, minus (y) the sum of:

(i)        the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on Note A-1), Liquidation Proceeds and REO Revenues received with respect to such REO Loan.

Note A-1 or an REO Loan that is a successor to Note A-1 shall be deemed to be part of the Lead Securitization Trust and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

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With respect to each Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan shall be the sum of the Stated Principal Balances of Note A-1 and the related Companion Loans on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance shall equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO Acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with this Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 5(g).

“Threshold Event Cure” shall have the meaning assigned to such term in Section 5(g).

“Transfer” shall mean any sale, assignment, transfer, pledge, syndication, participation, hypothecation, contribution, encumbrance or other disposition (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repurchase financing or a Pledge in accordance with Section 19(e)).

“Trustee” shall mean Wells Fargo Bank, National Association or its successor in interest, or any successor Trustee appointed as provided in the Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 that is eligible to elect to be treated as a U.S. Person).

“Whole Loan Directing Holder” shall mean as of any Determination Date and so long as a Junior Noteholder Control Appraisal Period has not occurred and is not continuing, the Junior Operating Advisor on behalf of the Junior Noteholders. Notwithstanding the forgoing or anything else to the contrary as set forth in this Agreement, the Junior Operating Advisor shall have the right to exercise all rights of the Controlling Noteholder under this Agreement on behalf of all the Junior Noteholders.

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“Workout” shall mean any written modification, waiver, amendment, restructuring or workout of the Mortgage Loan or the Note entered into with the Mortgage Loan Borrower in accordance with the Servicing Agreement.

“Workout Fee Rate” shall mean a rate equal to the lesser of (a) 1.0% with respect to any Corrected Loan, and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than Default Interest) on the Mortgage Loan from the date the Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than Default Interest) on the Mortgage Loan from the date the Mortgage Loan becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate shall be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than Default Interest) on the Mortgage Loan from the date the Mortgage Loan becomes a Corrected Loan through and including the then related maturity date); provided that no Workout Fee will be payable by the Lead Securitization Trust with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Mortgage Loan under clause (ii) or clause (iii) of the definition of “Servicing Transfer Event” (and no other clause of that definition) and no event of default actually occurs, unless the Mortgage Loan is modified by the special servicer in accordance with the terms of the Servicing Agreement; provided, further that if the Mortgage Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (i) of the definition of “Servicing Transfer Event” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the Mortgage Loan, the special servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the Mortgage Loan Borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the Mortgage Loan Borrower with respect to the Mortgage Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

“Whole Loan Custodial Account” shall mean the custodial account or subaccount established for the Mortgage Loan pursuant to the Servicing Agreement.

Section 2.          Servicing.

(a)       Each Noteholder acknowledges and agrees that, subject to this Agreement, the Mortgage Loan shall be serviced pursuant to this Agreement and the Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of the Notes other than the Note A-1 (and any Non-Lead Master Servicer shall be required to advance monthly payments of principal and interest on Note A-2 or Note A-3, as applicable, pursuant to the terms of the Non-Lead Securitization Servicing Agreement) if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of

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the Mortgage thereon, subject to the terms of the Servicing Agreement. Each Junior Noteholder acknowledges that each Senior Noteholder may elect, in its sole discretion, to include its Senior Note in a Securitization and agrees that it will reasonably cooperate with the applicable Senior Noteholder, at such Senior Noteholder’s, sole cost and expense (including, without limitation, attorney’s fees), to effect such Securitization. Subject to the terms and conditions of this Agreement, each Noteholder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, Special Servicer and the Trustee under the Servicing Agreement by the Depositor and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Servicing Agreement and the terms and provisions of this Agreement. Each Noteholder hereby appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Noteholder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Servicing Agreement (subject at all times to the rights of the Noteholders set forth herein and in the Servicing Agreement). In no event shall the Servicing Agreement require the Servicer to enforce the rights of any Noteholder against any other Noteholder or limit the Servicer in enforcing the rights of one Noteholder against any other Noteholder; however, this statement shall not be construed to otherwise limit the rights of one Noteholder with respect to any other Noteholder.

(b)       The then Controlling Noteholder shall be entitled to exercise any notice and consent rights of the “directing holder,” “directing certificateholder,” “controlling class,” “controlling class representative” or any analogous class or holder under the Servicing Agreement except to the extent such Noteholder is expressly prohibited from exercising such rights under the terms of this Agreement in its capacity as the Controlling Noteholder.

(c)        In no event may the Servicing Agreement change the interest allocable to, or the amount or timing of any payments due to, the Controlling Noteholder or materially increase the Controlling Noteholder’s obligations or materially decrease the Controlling Noteholder’s rights, remedies or protections hereunder.

(d)       The Servicing Agreement shall contain provisions to the effect that:

(i)        if an event of default under the Servicing Agreement has occurred (A) with respect to the Master Servicer under the Servicing Agreement that affects a Noteholder or any class of commercial mortgage securities backed by a Note or a participation interest in a Note, and the Master Servicer is not otherwise terminated under the Servicing Agreement, then the Junior Noteholders or the Junior Operating Advisor acting on behalf of the Junior Noteholders (if the Junior Noteholders are the Controlling Noteholder) shall be entitled to direct the Trustee to appoint a sub-servicer solely with respect to the Mortgage Loan (or if the Mortgage Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement); and (B) the appointment (or replacement) of a sub-servicer with respect to the Mortgage Loan, as contemplated in clause (A) above, will in any event be subject to written confirmation from each Rating Agency that such appointment would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the securities issued in connection with any Securitization;

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(ii)       any payments received on the Mortgage Loan shall be paid by the Master Servicer to each of the Noteholders on the “master servicer remittance date” under the Servicing Agreement;

(iii)      the Controlling Noteholder shall be entitled to receive, and the Master Servicer and the Special Servicer shall provide access to, any information relating to the Mortgage Loan, the Mortgage Loan Borrower or the Mortgaged Property as the Controlling Noteholder may reasonably request and is or would be customarily in the possession of, or collected or known by, the Master Servicer or the Special Servicer of mortgage loans similar to the Mortgage Loan and, in any event, all information that is provided and that is required to be provided to holders of the securities issued by the Lead Securitization Trust that includes other Notes but not limited to standard CREFC reports and Asset Status Reports, provided that if an interest in the Controlling Noteholder or the related Note is held by the Mortgage Loan Borrower or a Borrower Party Affiliate, then the Controlling Noteholder shall not be entitled to receive the Asset Status Report or any other information relating to the Special Servicer’s workout strategy;

(iv)      each Noteholder is an intended third party beneficiary in respect of the rights afforded it under the Servicing Agreement and may directly enforce such rights;

(v)       the Servicing Agreement may not be amended without the consent of each Noteholder if such amendment would materially and adversely affect its rights thereunder; and

(vi)      the Special Servicer appointed by the Junior Noteholders shall be named as the Special Servicer for the Mortgage Loan under the Servicing Agreement as of the closing of the Lead Securitization, as long as such Special Servicer satisfies the requirements of the Servicing Agreement.

(e)       Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement.

(f)        At any time after the Securitization Date that the Lead Securitization Note is no longer subject to the provisions of the Servicing Agreement, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced pursuant to a servicing agreement that contains servicing provisions which are the same as or more favorable to the Junior Noteholders, in substance, to those in the Servicing Agreement (including, without limitation, all applicable provisions relating to delivery of information and reports necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Securities Exchange Act of 1934, as amended) and all references herein to the “Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if any Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such subsequent servicing agreement; provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Noteholder shall cause the Mortgage Loan to be serviced in accordance

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with the servicing provisions set forth in the Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan; provided, further, however, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any nationally recognized commercial mortgage loan servicer appointed by Lead Securitization Noteholder and the special servicer appointed by the Controlling Noteholder and does not have to be performed by the service providers set forth under the Servicing Agreement.

(g)       Each Non-Lead Securitization Noteholder agrees that, if the related Non-Lead Securitization Note is included in a Securitization, it shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)        the related Non-Lead Securitization Noteholder shall be responsible for its pro rata share of any Property Protection Advances (and advance interest thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Property Protection Advances or additional trust fund expenses, (A) the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Property Protection Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Noteholder’s pro rata share of any such Nonrecoverable Property Protection Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)       each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by the related Non-Lead Securitization Trust, against any of the Indemnified Items to the extent

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of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Whole Loan Custodial Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the related Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the related Non-Lead Securitization Note’s pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement;

(iii)      the related Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer and the Operating Advisor (i) promptly following the Certificate Administrator’s receipt of notice of the Securitization of the related Non-Lead Securitization Note, notice of the deposit of the related Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the trustee, the certificate administrator, the related Non-Lead Master Servicer, the related Non-Lead Special Servicer and the party designated to exercise the rights of the related “Non-Controlling Note Holder” under this Agreement), accompanied by a certified copy of such executed Non-Lead Securitization Servicing Agreement and (ii) notice of any subsequent change in the identity of the related Non-Lead Master Servicer or the party designated to exercise the rights of the related “Non-Controlling Note Holder” under this Agreement (together with the relevant contact information);

(iv)      any matter affecting the servicing and administration of the Mortgage Loan that requires delivery of a Rating Agency Confirmation pursuant to the Servicing Agreement shall also require delivery of a Rating Agency Confirmation under each Non-Lead Securitization Servicing Agreement; and

(v)       the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(h)       The Servicing Agreement shall provide that compensating interest payments as defined therein with respect to the Senior Notes will be allocated by the Master Servicer among each Senior Note, pro rata, in accordance with their respective principal amounts. The Master Servicer shall remit any compensating interest payment in respect of Note A-2 to the Note A-2 Holder and in respect of Note A-3 to the Note A-3 Holder, as applicable.

(i)        In the event any filing is required to be made by any Non-Lead Depositor under the related Non-Lead Securitization Servicing Agreement in order to comply with the Non-Lead Depositor’s requirements under the Securities Exchange Act of 1934, as amended, the related Non-Lead Securitization Noteholder (including the related Non-Lead Depositor and related Non-Lead Trustee) shall use commercially reasonable efforts to timely comply with any such filing.

(j)        Each Non-Lead Securitization Noteholder shall give each of the parties to the Servicing Agreement and the Junior Noteholders (that will not also be a party to the related Non-Lead Securitization Servicing Agreement) notice of the Non-Lead Securitization in writing (which may be by e-mail) promptly after the related Non-Lead Securitization Date. Such notice

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shall contain contact information for each of the parties to the related Non-Lead Securitization Servicing Agreement. In addition, after the related Non-Lead Securitization Date, the related Non-Lead Securitization Noteholder shall send a copy of the related Non-Lead Securitization Servicing Agreement to each of the parties to the Servicing Agreement and the Junior Noteholders.

(k)       If a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate at the Non-Lead Securitization Note Holder’s expense with such Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent that such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and are not in the possession of the Non-Lead Asset Representations Reviewer (and the Non-Lead Asset Representations Reviewer has informed such party that it has first requested, and not received, the documents from the Non-Lead Master Servicer, the Non-Lead Special Servicer and the Non-Lead Custodian).

Section 3.          Subordination of Junior Notes; Payments Prior to a Sequential Pay Event. The Junior Notes and the rights of the Junior Noteholders to receive payments of interest, principal and other amounts with respect to the Junior Notes shall at all times be junior, subject and subordinate to the Senior Notes and the right of the Senior Noteholders to receive payments of interest, principal and other amounts with respect to the Senior Notes as set forth herein. If no Sequential Pay Event, as determined by the applicable Servicer, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions) and any other amounts paid by Mortgage Loan Borrower under the Mortgage Loan Documents, but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer under the Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Securitization Operating Advisor, Certificate Administrator or Trustee with respect to the Mortgage Loan pursuant to the Servicing Agreement, shall be distributed by the Servicer for payment in the following order of priority without duplication (and payments shall be made at such times as are set forth in this Agreement):

(a)       first, to each Senior Noteholder, pro rata, in an amount equal to the accrued and unpaid interest on the Senior Note Principal Balance at the Net Senior Note Rate;

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(b)       second, to each Senior Noteholder on a Pro Rata and Pari Passu Basis in an amount equal to the Senior Note Percentage Interests of principal payments received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan, until the Senior Note Principal Balance has been reduced to zero; provided, that with respect to any Insurance Proceeds or Condemnation Proceeds allocated as principal on the Mortgage Loan and payable to the Noteholders pursuant to this Section 3, 100% of such Insurance Proceeds and Condemnation Proceeds shall be distributed to each Senior Noteholder on a Pro Rata and Pari Passu Basis until the Senior Note Principal Balance has been reduced to zero;

(c)       third, to each Senior Noteholder on a Pro Rata and Pari Passu Basis up to the amount of any unreimbursed costs and expenses paid by such Senior Noteholder including any Recovered Costs not previously reimbursed to such Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)       fourth, to each Senior Noteholder on a Pro Rata and Pari Passu Basis in an amount equal to the product of (i) the applicable Senior Note Percentage Interest multiplied by (ii) the Senior Note Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(e)       fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d) and, as a result of a Workout, the Senior Note Principal Balance has been reduced, such excess amount shall be paid to each Senior Noteholder, pro rata, in an amount up to the reduction, if any, of the Senior Note Principal Balance as a result of such Workout, plus interest on such amount at the related Senior Note Rate;

(f)        sixth, to each Junior Noteholder, pro rata, in an amount equal to the accrued and unpaid interest on the Junior Note Principal Balance at the applicable Net Junior Note Rate;

(g)       seventh, to each Junior Noteholder on a Pro Rata and Pari Passu Basis in an amount equal to the Junior Note Percentage Interest of principal payments received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan, until the Junior Note Principal Balance has been reduced to zero; provided, that with respect to any Insurance Proceeds or Condemnation Proceeds allocated as principal on the Mortgage Loan and payable to the Noteholders pursuant to this Section 3, the portion of such Insurance Proceeds and Condemnation Proceeds remaining after distribution to the Senior Notes pursuant to Section 3(b) above shall be distributed to the Junior Noteholders until the Junior Note Principal Balance has been reduced to zero;

(h)       eighth, to each Junior Noteholder on a Pro Rata and Pari Passu Basis in an amount equal to the product of (i) the applicable Junior Note Percentage Interest multiplied by (ii) the Junior Note Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

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(i)       ninth, to the extent the Junior Noteholders have made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Junior Noteholders for all such cure payments;

(j)       tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout the Principal Balance of the Junior Note has been reduced, such excess amount shall be paid to the Junior Noteholders in an amount up to the reduction, if any, of the Junior Note Principal Balance as a result of such Workout, plus interest on such amount at the Junior Note Rate;

(k)      eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to the Senior Noteholders, pro rata and the Junior Noteholders, pro rata based on the Senior Note Percentage Interests and the Junior Note Percentage Interests, respectively; and

(l)       twelfth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(j), any remaining amount shall be paid pro rata to the Senior Noteholders and pro rata to the Junior Noteholders in accordance with the Senior Note Percentage Interests and the Junior Note Percentage Interests, respectively.

Section 4.          Payments Following a Sequential Pay Event. Payments of interest and principal shall be made to the Noteholders in accordance with Section 3 of this Agreement; provided, if a Sequential Pay Event, as determined by the applicable Servicer and as set forth in the Servicing Agreement, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof (including without limitation amounts received by the Servicer pursuant to the Servicing Agreement as reimbursements on account of recoveries in respect of Advances), whether received in the form of Monthly Payments, any proceeds from the sale or distribution of any REO Property, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance and Condemnation Proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions) and any other amounts paid by Mortgage Loan Borrower under the Mortgage Loan Documents, but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents to continue to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to any Servicer under Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to any Servicer, Securitization Operating Advisor, Certificate Administrator or Trustee with respect to this Mortgage Loan pursuant to the Servicing

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Agreement with respect to the Mortgage Loan, shall be distributed by the Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in this Agreement):

(a)      first, to each Senior Noteholder, pro rata, in an amount equal to the accrued and unpaid interest on the Senior Note Principal Balance at the Net Senior Note Rate;

(b)      second, to each Senior Noteholder in an amount equal to all amounts allocated as principal on the Mortgage Loan, pro rata, based on the outstanding Senior Note Principal Balance, until the Senior Note Principal Balance has been reduced to zero; provided, that with respect to any Insurance Proceeds or Condemnation Proceeds allocated as principal on the Mortgage Loan and payable to the Noteholders pursuant to this Section 4, 100% of such Insurance Proceeds and Condemnation Proceeds shall be distributed to each Senior Noteholder on a Pro Rata and Pari Passu Basis until the Senior Note Principal Balance has been reduced to zero;

(c)      third, to each Senior Noteholder on a Pro Rata and Pari Passu Basis up to the amount of any unreimbursed costs and expenses paid by such Senior Noteholder including any Recovered Costs not previously reimbursed to such Senior Noteholder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)      fourth, to each Senior Noteholder on a Pro Rata and Pari Passu Basis in an amount equal to the product of (i) the applicable Senior Note Percentage Interest multiplied by (ii) the Senior Note Relative Spread, and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(e)      fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d) and, as a result of a Workout, the Senior Note Principal Balance has been reduced, such excess amount shall be paid to the Senior Noteholder, pro rata, in an amount up to the reduction, if any, of the Senior Note Principal Balance as a result of such Workout, plus interest on such amount at the related Senior Note Rate;

(f)       sixth, to the extent the Junior Noteholders have made any payments or advances to cure defaults pursuant to Section 11, to reimburse the Junior Noteholders for all such cure payments;

(g)      seventh, to each Junior Noteholder, pro rata, in an amount equal to the accrued and unpaid interest on the Junior Note Principal Balance at the applicable Net Junior Note Rate;

(h)      eighth, to each Junior Noteholder in an amount equal to all amounts allocated as principal on the Mortgage Loan, pro rata, based on the outstanding Junior Note Principal Balance, until the Junior Note Principal Balance has been reduced to zero; provided, that with respect to any Insurance Proceeds or Condemnation Proceeds allocated as principal on the Mortgage Loan and payable to the Noteholders pursuant to this Section 4, the portion of such Insurance Proceeds and Condemnation Proceeds remaining after distribution to the Senior Notes

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pursuant to Section 4(b) above shall be distributed to the Junior Noteholders until the Junior Note Principal Balance has been reduced to zero;

(i)       ninth, to each Junior Noteholder on a Pro Rata and Pari Passu Basis in an amount equal to the product of (i) the applicable Junior Note Percentage Interest multiplied by (ii) the Junior Note Relative Spread and (iii) any Prepayment Premium to the extent paid by the Mortgage Loan Borrower;

(j)       tenth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout, the Junior Note Principal Balance has been reduced, such excess amount shall be paid to the Junior Noteholders in an amount up to the reduction, if any, of the Junior Note Principal Balance as a result of such Workout, plus interest on such amount at the Junior Note Rate;

(k)      eleventh, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to each Senior Noteholder, pro rata and each Junior Noteholder, pro rata, based on the Senior Note Percentage Interests and the Junior Note Percentage Interests, respectively; and

(l)       twelfth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(j), any remaining amount shall be paid pro rata to each Senior Noteholder and each Junior Noteholder in accordance with the Senior Note Percentage Interests and the Junior Note Percentage Interests, respectively.

Section 5.          Administration of the Mortgage Loan.

(a)      Subject to this Agreement (including, without limitation, Section 5(f) below) and the Servicing Agreement, and consistent with the Servicing Standard, the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy and no other Noteholder shall have any voting, consent or other rights whatsoever with respect to the Lead Securitization Noteholder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan except as set forth in this Agreement and the Servicing Agreement including the rights of the Junior Noteholders in their capacity as the Controlling Noteholder to consent to the Major Decisions set forth in this Agreement. Subject to this Agreement and the Servicing Agreement (including, without limitation, Section 5(f) below), and consistent with the Servicing Standard,

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each Junior Noteholder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) the rights, if any, that such Junior Noteholder has to, (i) call or cause the Lead Securitization Noteholder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Noteholder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Noteholder (or any Servicer acting on behalf of the Lead Securitization Noteholder) shall not have any fiduciary duty to the Note A-2 Holder, the Note A-3 Holder or the Junior Noteholder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Noteholder from the obligation to make any disbursement of funds as set forth herein).

Subject to Section 11 and Section 12 hereof, upon the Mortgage Loan becoming a Defaulted Mortgage Loan, each Non-Lead Securitization Noteholder hereby acknowledges the right and obligation of the Lead Securitization Noteholder (or the Special Servicer acting on behalf of the Lead Securitization Noteholder) to sell each Non-Lead Securitization Note together with the Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the Servicing Agreement. In connection with any such sale (and subject to Section 11 and Section 12 hereof), the Special Servicer shall be required to sell each Non-Lead Securitization Note together with the Lead Securitization Note in the manner set forth in the Servicing Agreement and shall require that all offers be submitted to the Trustee in writing. Whether any cash offer constitutes a fair price for the Senior Notes shall be determined by the Trustee; provided, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties. In determining whether any offer received represents a fair price for the Senior Notes, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Servicing Agreement within the preceding nine (9) month period or, in the absence of any such Appraisal, on a new Appraisal. The Trustee shall select the appraiser conducting any such new Appraisal. In determining whether any such offer constitutes a fair price for the Senior Notes, the Trustee shall instruct the appraiser to take into account (in addition to the results of any Appraisal or updated Appraisal that it may have obtained pursuant to the Servicing Agreement), as applicable, among other factors, the period and amount of any delinquency on the affected the Senior Notes, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Trustee may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Noteholders in connection with making such determination. Notwithstanding the foregoing, the Lead Securitization Noteholder (or the Special Servicer acting on its behalf) shall not be permitted to sell the Senior Notes if they become a Defaulted Mortgage Loan without the written consent of the Non-Controlling Pari Passu Noteholder (provided that such consent is not required if the Non-Controlling Pari Passu Noteholder is the Mortgage Loan Borrower or an affiliate of the Mortgage Loan Borrower) unless the Special Servicer has delivered to the Non-Controlling Pari Passu Noteholder: (a) at least 15 Business Days’ prior written notice of any decision to attempt to sell the Senior Notes; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least 10 days prior to the

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proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File reasonably requested by the Non-Controlling Pari Passu Noteholder that are material to the price of the Senior Notes and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Special Servicer in connection with the proposed sale; provided, that such Non-Controlling Pari Passu Noteholder may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Servicing Agreement, each of the Controlling Noteholder, the Controlling Class Representative, the Junior Noteholders, the Non-Controlling Noteholder (or any controlling class representative or directing holder on its behalf under the Non-Lead Securitization Servicing Agreement) shall be permitted to bid at any sale of the Senior Notes unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

The Non-Lead Securitization Noteholder hereby appoints the Lead Securitization Noteholder as its agent, and grants to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of soliciting and accepting offers for and consummating the sale of Non-Lead Securitization Note. The Non-Lead Securitization Noteholder further agrees that, upon the request of the Lead Securitization Noteholder, the Non-Lead Securitization Noteholder shall execute and deliver to or at the direction of Lead Securitization Noteholder such powers of attorney or other instruments as the Lead Securitization Noteholder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the original Non-Lead Securitization Note endorsed in blank, to or at the direction of the Lead Securitization Noteholder in connection with the consummation of any such sale.

The authority and obligation of the Lead Securitization Noteholder to sell the Non-Lead Securitization Note, and the obligations of the Non-Lead Securitization Noteholder to execute and deliver instruments or deliver the Non-Lead Securitization Note upon request of the Lead Securitization Noteholder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which Lead Securitization Note is repurchased by the Initial Note A-1 Holder from the Lead Securitization Trust in connection with a material breach of representation or warranty made by the Initial Note A-1 Holder with respect to Lead Securitization Note or material document defect with respect to the documents delivered by the Initial Note A-1 Holder with respect to the Lead Securitization Note upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to the Non-Lead Securitization Noteholder the benefit of any representation or warranty made by the Initial Note A-1 Holder or any document delivery obligation imposed on the Initial Note A-1 Holder under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by the Initial Note A-1 Holder in connection with the Lead Securitization.

(b)       The administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement. Each Noteholder agrees to be bound by the terms of this Agreement and the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall service the Mortgage Loan in accordance with the terms of this

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Agreement, including without limitation, the rights of the Junior Noteholders set forth in Section 5(f) below and consistent with the Servicing Standard. Servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan, by the Special Servicer, in each case pursuant to the Servicing Agreement and consistent with the Servicing Standard. Notwithstanding anything to the contrary contained herein, in accordance with the Servicing Agreement, the Lead Securitization Noteholder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of each of the Noteholders as a collective whole (it being understood that the interest of the Junior Noteholders is subordinate to the interest of the Senior Noteholders, subject to the terms and conditions of this Agreement, including without limitation the rights of the Controlling Noteholder), and any Junior Noteholder who is not the Mortgage Loan Borrower or a Borrower Party Affiliate shall be deemed a third party beneficiary of such provisions of the Servicing Agreement. The foregoing provisions of this Section 5(b) shall not limit or modify the rights of the Controlling Noteholder and/or the Junior Operating Advisor to exercise their respective rights specifically set forth under this Agreement.

(c)       Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and this Agreement (including, without limitation, Sections 5(f) and 6), if the Lead Securitization Noteholder in connection with a Workout of the Mortgage Loan modifies the terms thereof such that (i) the unpaid principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate or scheduled amortization payments on such Mortgage Loan are reduced, (iii) payments of interest or principal on such Mortgage Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Interest Rate or increase in scheduled amortization payments) is made to any of the terms of the Mortgage Loan, all payments to the Senior Noteholders pursuant to Section 3 and Section 4, as applicable, shall be made as though such Workout did not occur, with the payment terms of the Senior Notes remaining the same as they are on the date hereof, the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such Workout shall be borne by the Junior Noteholders (up to the amount otherwise due on the Junior Notes). Subject to the Servicing Agreement and this Agreement (including without limitation Sections 5(f) and 6), in the case of any modification or amendment described above, the Lead Securitization Noteholder will have the sole authority and ability to revise the payment provisions set forth in Section 3 and Section 4 above in a manner that reflects the subordination of the Junior Notes to the Senior Notes with respect to the loss that is the result of such amendment or modification, including: (i) the ability to increase the Senior Note Percentage Interest and to reduce the Junior Note Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Senior Note Rate and the Junior Note Rate, as applicable, in order to reflect a reduction in the Interest Rate of the Mortgage Loan but shall not be permitted to change the order of the clauses set forth in Sections 3 and 4 hereof. Notwithstanding the foregoing, if any Workout, modification or amendment of the Mortgage Loan extends the original maturity date of the Mortgage Loan, for purposes of this paragraph, the Balloon Payment will be deemed not to be due on the original maturity date of the Mortgage Loan but will be deemed due on the extended maturity date of the Mortgage Loan.

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(d)       All rights and obligations of the Lead Securitization Noteholder described hereunder may be exercised by the Servicers on behalf of the Lead Securitization Noteholder in accordance with the Servicing Agreement and this Agreement. The Controlling Noteholder shall be provided access to any website that a Privileged Person (other than a Rating Agency) would be permitted to access in accordance with the procedures set forth in the Servicing Agreement, it being understood and agreed that the Controlling Noteholder is subject to any restrictions on the access to such websites contained in the Servicing Agreement.

(e)       If any Note is included as an asset of a REMIC, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall each qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Noteholders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interests of the Noteholders therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Noteholders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three months after the earliest startup day of any REMIC which includes the Lead Securitization Note (or any portion thereof). The Noteholders agree that the provisions of this Section 5(e) shall be effected by compliance by the Lead Securitization Noteholder or its assignees with this Agreement or the Servicing Agreement or any other agreement which governs the administration of the Mortgage Loan or the Lead Securitization Noteholder’s interests therein. All costs and expenses of compliance with this Section 5(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by the Senior Noteholders on a Pro Rata and Pari Passu Basis.

Anything herein or in the Servicing Agreement to the contrary notwithstanding, in the event that one of any Senior Note is included in a REMIC and the other is not, such other Noteholder shall not be required to reimburse such Noteholder that deposited its respective Note in the REMIC or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Noteholders be reduced to offset or make-up any such payment or deficit.

(f) (i) Subject to clauses (ii) and (iii) below, prior to the Lead Securitization Noteholder or Servicer taking any consent, modification, amendment or waiver under or taking any other action in respect of a Mortgage, the Mortgage Loan or the Mortgage Loan Documents (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute

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a Major Decision, the Servicer shall provide the Controlling Noteholder (or its Junior Operating Advisor) with at least ten (10) Business Days (or, in the case of a determination of an Acceptable Insurance Default, 20 days) prior notice requesting consent to the requested Major Decision. Neither the Lead Securitization Noteholder nor the Servicer shall take any action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), unless and until the Lead Securitization Noteholder or the Servicer, as applicable, receives the written consent of the Controlling Noteholder (or its Junior Operating Advisor) before implementing a decision with respect to such Major Decision.

(ii)       If the Lead Securitization Noteholder (or the Servicer acting on its behalf) has not received a response from the Controlling Noteholder (or its Junior Operating Advisor) with respect to such Major Decision within ten (10) Business Days after delivery of the notice of a Major Decision, the Lead Securitization Noteholder (or the Special Servicer acting on its behalf) shall deliver an additional copy of the notice of a Major Decision in all caps bold 14-point font: “THIS IS A SECOND NOTICE. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS OF THIS SECOND NOTICE WILL RESULT IN A LOSS OF YOUR RIGHT TO CONSENT WITH RESPECT TO THIS DECISION.” and if the Controlling Noteholder (or its Junior Operating Advisor) fails to respond to the Lead Securitization Noteholder (or the Servicer acting on its behalf) with respect to any such proposed action within five (5) Business Days after receipt of such second notice, the Controlling Noteholder (or its Junior Operating Advisor), as applicable, shall have no further consent rights solely with respect to the specific action set forth in such notice, provided, however, that such failure to reply shall not affect the rights of Controlling Noteholder to consent to any future actions. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Controlling Noteholder (or its Controlling Noteholder Representative) if the Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Noteholders as a collective whole, and the Servicer has made a reasonable effort to contact the Controlling Noteholder. The foregoing shall not relieve the Lead Securitization Noteholder (or a Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

(iii)       Notwithstanding the foregoing, the Lead Securitization Noteholder (or any Servicer acting on its behalf) shall not follow any advice or consultation provided by the Controlling Noteholder (or its Junior Operating Advisor) that would require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate provisions of this Agreement or the Servicing Agreement, require or cause the Lead Securitization Noteholder (or any Servicer acting on its behalf) to violate provisions of the Mortgage Loan, or materially expand the scope of any Lead Securitization Noteholder’s (or any Servicer acting on its behalf) responsibilities under this Agreement or the Servicing Agreement.

The Special Servicer shall be required to provide copies to each Non-Controlling Noteholder of any notice, information and report that is required to be provided to the Controlling Noteholder pursuant to the Servicing Agreement with respect to any Major

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Decisions within the same time frame such notice, information and report is required to be provided to the Controlling Noteholder (for this purpose, without regard to whether such items are actually required to be provided to the Controlling Noteholder under the Servicing Agreement due to the occurrence of a Control Termination Event or a Consultation Termination Event (as each such term is defined in the Servicing Agreement)), and the Special Servicer will be required to consult with each Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, each Non-Controlling Noteholder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by each Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to each Non-Controlling Noteholder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer shall no longer be obligated to consult with such Non-Controlling Noteholders, whether or not such Non-Controlling Noteholders have responded within such ten (10) Business Day period.

(g)       The Junior Noteholders, if then the Controlling Noteholder shall be entitled to a Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of the following (which must be completed within forty-five (45) days of the Special Servicer’s receipt of a third party Appraisal that indicates such Control Appraisal Period has occurred (which such Appraisal the Special Servicer will be required to deliver to the Controlling Noteholder within two Business Days of receipt by the Special Servicer of such third party Appraisal)) together with the Special Servicer’s calculation of the Appraisal Reduction Amount applicable to the related Junior Note: (i) such Controlling Noteholder shall have delivered Threshold Event Collateral as a supplement to the appraised value of the Mortgaged Property, in the amount specified in clause (ii) below, to the Servicer, together with documentation acceptable to the Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Servicer on behalf of the Senior Noteholders in such collateral (a) cash collateral for the benefit of the Servicer or (b) an unconditional and irrevocable standby letter of credit with the Senior Noteholders as the beneficiaries, issued by a bank or other financial institutions the long term unsecured debt obligations of which are rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (a) or (b), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Period not to occur. If the requirements of this paragraph are satisfied by the Controlling Noteholder (a “Threshold Event Cure”), no Control Appraisal Period caused by application of an Appraisal Reduction Amount shall be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the applicable Controlling Noteholder shall be required to renew such letter of credit not later than thirty (30) days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution; provided, however, that, if a letter of credit is not renewed prior to thirty (30) days prior to the expiration date of such letter of credit, the letter of credit shall provide that the Servicer may (and at the direction of the applicable Controlling Noteholder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. If a letter of

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credit is furnished as Threshold Event Collateral, the applicable Controlling Noteholder shall be required to replace such letter of credit with other Threshold Event Collateral within 30 days if the credit ratings of the issuing entity are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Servicer shall draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the appraised value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent a Control Appraisal Period from occurring; or (ii) the occurrence of a Final Recovery Determination. If the appraised value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Controlling Noteholder, any or such portion of Threshold Event Collateral held by the Servicer shall promptly be returned to such Controlling Noteholder (at its sole expense). Upon a Final Recovery Determination with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse each Noteholder for any realized loss pursuant to Section 3 or 4, as applicable, with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the Senior Note Principal Balance and the Junior Note Principal Balance, as the case may be, plus accrued and unpaid interest thereon at the applicable interest rate and all other Additional Servicing Expenses reimbursable under this Agreement and under the Servicing Agreement. Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be beneficially owned by the posting Noteholder who shall be taxed on all income with respect thereto. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Period.

(h)       The applicable Servicer shall obtain appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Servicing Agreement.

Section 6.          Appointment of Junior Operating Advisor.

(a)       Prior to a Junior Noteholder Control Appraisal Period, the Junior Noteholders shall have the right at any time to appoint an operating advisor to exercise their rights hereunder (the “Junior Operating Advisor”). The initial Junior Operating Advisor is set forth in the definition of Junior Operating Advisor. The Junior Noteholders shall have the right in their sole discretion at any time and from time to time to remove and replace the Junior Operating Advisor. When exercising their various rights under Section 5 and otherwise pursuant to this Agreement, the Junior Noteholders shall act through the Junior Operating Advisor. No Person shall rely on any action taken by any Junior Noteholder unless such action is taken through the Junior Operating Advisor. The Junior Operating Advisor may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, any Junior Noteholder, any officer or employee of any Junior Noteholder, any Affiliate of the Junior Noteholders or any other unrelated third party. No such Junior Operating Advisor shall owe any fiduciary duty or other duty to any other Person (other than the Junior Noteholders). All actions that are permitted to be taken by the Junior Noteholders under this Agreement shall be taken by the Junior Operating Advisor acting on behalf of the Junior Noteholders and the Lead Securitization Noteholder (and any Servicer) will accept such actions

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of the Junior Operating Advisor as actions of the Junior Noteholders. Lead Securitization Noteholder (or any Servicer on its behalf) may rely upon the appointment of the initial Junior Operating Advisor and shall not be required to recognize any Person (other than the initial Junior Operating Advisor) as an Junior Operating Advisor until the Junior Noteholders have notified the Lead Securitization Noteholder (and any Servicer) of such appointment and, if the Junior Operating Advisor is not the same Person as any Junior Noteholder, the Junior Operating Advisor provides the Lead Securitization Noteholder (and any Servicer) with written confirmation of its acceptance of such appointment, an address, any fax number and any email address for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses, telephone numbers, any fax numbers and any email addresses). The Lead Securitization Noteholder shall promptly deliver such information to any Servicer.

(b)       Neither the Junior Operating Advisor nor any Junior Noteholder will have any liability to the other Noteholders or any other Person for any action taken, or for refraining from the taking of any action pursuant to this Agreement or the Servicing Agreement, or for errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Noteholders agree that the Junior Operating Advisor and the Junior Noteholders (whether acting in place of the Junior Operating Advisor when no Junior Operating Advisor shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to such Junior Noteholders hereunder) may take or refrain from taking actions that favor the interests of one Noteholder over any other Noteholder, and that the Junior Operating Advisor may have special relationships and interests that conflict with the interests of a Noteholder and, absent willful misfeasance, bad faith or gross negligence on the part of the Junior Operating Advisor or the Junior Noteholders, as the case may be, agree to take no action against the Junior Operating Advisor, such Junior Noteholders or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Junior Operating Advisor nor any such Junior Noteholder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of any Noteholder.

(c)       If the Lead Securitization Noteholder is the Controlling Noteholder, the Junior Noteholders acknowledge and agree that all of the aforementioned rights and obligations of the Controlling Noteholder and the Junior Operating Advisor set forth in Section 5(f) and 5(g) and this Section 6 shall be exercisable by the Lead Securitization Noteholder (or the applicable Person specified in the Servicing Agreement) to the extent set forth in the Servicing Agreement.

Section 7.          Special Servicer. The Controlling Noteholder (or its Junior Operating Advisor), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), shall have the right to appoint a replacement Special Servicer with respect to the Mortgage Loan. The Controlling Noteholder (or its Junior Operating Advisor) shall be entitled to terminate the rights and obligations of the Special Servicer under the Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior written notice to the Special Servicer (provided, however, that the Controlling Noteholder, the Junior Operating Advisor

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and/or the Junior Noteholders shall not be liable for any termination or similar fee in connection with the removal of the Special Servicer in accordance with this Section 7); such termination not be effective unless and until (A) each Rating Agency delivers a Rating Agency Confirmation (to the extent any portion of the Mortgage Loan has been securitized); (B) the initial or successor Special Servicer has assumed in writing (from and after the date such successor Special Servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under the Servicing Agreement from and after the date it becomes the Special Servicer as they relate to the Mortgage Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (C) the Trustee shall have received an opinion of counsel reasonably satisfactory to the Trustee to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with the Servicing Agreement, (y) such replacement will be bound by the terms of the Servicing Agreement with respect to such Mortgage Loan and (z) subject to customary qualifications and exceptions, the applicable Servicing Agreement will be enforceable against such replacement in accordance with its terms. The Lead Securitization Noteholder shall promptly provide copies to any terminated Special Servicer of the documents referred to in the preceding sentence.

Section 8.          Payment Procedure.

(a)       The Lead Securitization Noteholder (or the Servicer on its behalf), in accordance with the priorities set forth in Section 3 or 4, as applicable, and subject to the terms of the Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or Whole Loan Custodial Account for the Notes established pursuant to the Servicing Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall establish a segregated sub-account for amounts due to the each Noteholder. The Lead Securitization Noteholder (or the Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days following the Lead Securitization Noteholder’s (or the Servicer’s acting on its behalf) receipt of properly identified and available funds from or on behalf of the Mortgage Loan Borrower.

(b)       If the Lead Securitization Noteholder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of a Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to such Noteholder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, a Lead Securitization Noteholder (or the Servicer on its behalf) shall not be required to distribute any portion thereof to such Noteholder and such Noteholder will promptly on demand by the Lead Securitization Noteholder (or the Servicer on its behalf) repay to the Lead Securitization Noteholder (or the Servicer on its behalf) any portion thereof that the Lead Securitization Noteholder (or the Servicer on its behalf) shall have theretofore distributed to such Noteholder, together with interest thereon at such rate, if any, as the Lead Securitization Noteholder shall have been required to pay to any Mortgage Loan Borrower, the Master Servicer, Special Servicer, any other Noteholder or such other Person with respect thereto.

(c)       If, for any reason, the Lead Securitization Noteholder (or the Servicer on its behalf) makes any payment to the Junior Noteholders before the Lead Securitization Holder

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(or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Noteholder (or the Servicer on its behalf) is under no obligation to do so), and the Lead Securitization Noteholder (or the Servicer on its behalf) does not receive the corresponding payment within three (3) Business Days of its payment to the Junior Noteholders, such Junior Noteholders will, at the Lead Securitization Holder’s (or the Servicer’s on its behalf) written request, promptly return that payment to the Lead Securitization Noteholder (or the Servicer on its behalf).

(d)       Each Noteholder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Lead Securitization Holder (or the Servicer on its behalf) subject to this Agreement and the Servicing Agreement and to be distributed pursuant to the terms of this Agreement. The Lead Securitization Noteholder (or the Servicer on its behalf) shall have the right to offset any amounts due hereunder from Non-Lead Securitization Noteholders and Junior Noteholders with respect to the Mortgage Loan against any future payments due to the Non-Lead Securitization Noteholders and the Junior Noteholders under the Mortgage Loan, provided, that each Noteholder’s obligations under this Section 8 are separate and distinct obligations from one another and in no event shall the Lead Securitization Noteholder (or the Servicer on its behalf) enforce the obligations of one Noteholder against another Noteholder. Each Noteholder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.          Limitation on Liability of the Noteholders. No Noteholder (including any Servicer on a Noteholder’s behalf) shall have any liability to any other Noteholder except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Noteholder.

The Junior Noteholders acknowledge that, subject to the terms and conditions hereof and the obligation of the Lead Securitization Noteholder (including any Servicer) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Noteholder (including any Servicer) may exercise, or omit to exercise, any rights that the Lead Securitization Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the Junior Noteholders and that the Lead Securitization Noteholder (including any Servicer) shall have no liability whatsoever to the Junior Noteholders in connection with the Lead Securitization Noteholder’s exercise of rights or any omission by the Lead Securitization Noteholder to exercise such rights other than as described above; provided, however, that such Servicer must act in accordance with the Servicing Standard.

Each Junior Noteholder acknowledges that, subject to the terms and conditions hereof and the obligation of any Non-Lead Securitization Noteholder (including any Non-Lead Servicer) to comply with, and except as otherwise required by, the Servicing Standard (as if such standard was applicable to any Non-Lead Securitization Noteholder as a “servicer” thereunder), each Non-Lead Securitization Noteholder (including any Non-Lead Servicer) may exercise, or omit to exercise, any rights that such Non-Lead Securitization Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of such Junior Noteholder and that any Non-Lead Securitization Noteholder (including any Non-Lead

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Servicer) shall have no liability whatsoever to such Junior Noteholder in connection with any Non-Lead Securitization Noteholder’s exercise of rights or any omission by a Non-Lead Securitization Noteholder to exercise such rights other than as described above; provided, however, that the Non-Lead Servicer must act in accordance with the servicing standard under the Non-Lead Securitization Servicing Agreement.

Each Noteholder acknowledges that, subject to the terms and conditions hereof, any other Noteholder may exercise, or omit to exercise, any rights that such Noteholder may have under this Agreement and the Servicing Agreement in a manner that may be adverse to the interests of the other Noteholders and that such Noteholder shall have no liability whatsoever to any other Noteholder in connection with the such Noteholder’s exercise of rights or any omission by such Noteholder to exercise such rights; provided, however, that such Noteholder shall not be protected against any liability to any other Noteholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence.

Section 10.          Bankruptcy. Subject to the provisions of Section 5(f) hereof and the Servicing Standard, each Noteholder hereby covenants and agrees that only the Lead Securitization Noteholder (or the Servicer on its behalf) has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Subject to the provisions of Section 5(f) hereof and the Servicing Standard, each Noteholder further agrees that only the Lead Securitization Noteholder, as a creditor, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. Subject to the provisions of Section 5(f) hereof, the Noteholders hereby appoint the Lead Securitization Noteholder as their agent, and grant to the Lead Securitization Noteholder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to each of the Note A-2 Holder, the Note A-3 Holder, the Note B-1 Holder, the Note B-2 Holder, the Note A-3 Holder and the Note B-4 Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Noteholders, hereby agree that, upon the request of the Lead Securitization Noteholder but subject to the provisions of Section 5(f), such Noteholder shall execute, acknowledge and deliver to the Lead Securitization Noteholder all and every such further deeds, conveyances and instruments as the Lead Securitization Noteholder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by any Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

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Section 11.          Cure Rights of the Junior Noteholders.

(a)       Subject to Section 11(b) below, and prior to a Junior Noteholder Control Appraisal Period, in the event that the Mortgage Loan Borrower fails to make any payment of principal or interest on the Mortgage Loan by the end of the applicable grace period (the “Grace Period”) for such payment permitted under the applicable Mortgage Loan Documents (a “Monetary Default”), the Lead Securitization Noteholder shall provide written notice to the Junior Noteholders and the Junior Operating Advisor of such default (the “Monetary Default Notice”). The Junior Noteholders shall have the right, but not the obligation, to cure such Monetary Default within seven (7) Business Days after receiving the Monetary Default Notice (the “Cure Period”) and at no other times. The Monetary Default Notice shall contain a statement in boldface font that the Junior Noteholders’ or the Junior Operating Advisor’s failure to cure such Monetary Default within seven (7) Business Days after receiving such notice will result in the termination of the right to cure such Monetary Default. At the time a payment is made to cure a Monetary Default, the Junior Noteholders shall pay or reimburse the Lead Securitization Noteholder for all unreimbursed Advances (whether or not recoverable with respect to the Senior Notes, including principal and interest advances made with respect to Note A-2 or Note A-3 under any Non-Lead Securitization Servicing Agreement), interest payable on Advances, any unpaid fees to any Servicer and any Additional Servicing Expenses. The Junior Noteholders shall not be required, in order to effect a cure hereunder, to pay any default interest or late charges under the Mortgage Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is made, such Monetary Default shall not be treated as an Event of Default by the Lead Securitization Noteholder or the Non-Lead Securitization Noteholder (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (iii) treating the Mortgage Loan as a Specially Serviced Mortgage Loan); provided that such limitation shall not prevent the Lead Securitization Noteholder from collecting Default Interest or late charges from the Mortgage Loan Borrower. Any amounts advanced by a Noteholder on behalf of the Mortgage Loan Borrower to effect any cure shall be reimbursable to such Noteholder under Section 3 or Section 4, as applicable.

(b)       Notwithstanding anything to the contrary contained in Section 11(a), the Junior Noteholders’ right to cure a Monetary Default or Non-Monetary Default shall be limited to six (6) Cure Events over the life of the Mortgage Loan, and no single Cure Event may exceed four (4) consecutive months. As used herein, “Cure Event” means a Junior Noteholder’s exercise of cure rights, whether for one (1) month or for consecutive months in the aggregate (and, in such case, such cure for such consecutive months shall constitute one (1) Cure Event). Additional Cure Periods shall only be permitted with the consent of the Lead Securitization Noteholder.

(c)       No action taken by the Junior Noteholders in accordance with this Agreement shall excuse performance by the Mortgage Loan Borrower of its obligations under the Mortgage Loan Documents and the Senior Noteholders’ rights under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of the Junior Noteholders’ actions under this Agreement. Subject to the terms of this Agreement, the Junior Noteholders shall be subrogated to the Senior

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Noteholders’ rights to any payment owing to the Senior Noteholders for which the Junior Noteholders make a cure payment as permitted under this Section 11 but such subrogation rights may not be exercised against the Mortgage Loan Borrower until 91 days after the Note is paid in full.

(d)       Prior to a Junior Noteholder Control Appraisal Period, if an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Lead Securitization Noteholder shall provide notice of such Non-Monetary Default to the Junior Noteholders and the Junior Operating Advisor of such Non-Monetary Default (the “Non-Monetary Default Notice”) and the Junior Noteholders shall have the right, but not the obligation, to cure such Non-Monetary Default until the later of (a) the same period of time as the Mortgage Loan Borrower under the Mortgage Loan Documents, without regard for the date of receipt by the Junior Noteholders of the Non-Monetary Default Notice, and (b) at least 30 days from the date of such Non-Monetary Default, to cure such Non-Monetary Default; provided, however, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Junior Noteholders, the Junior Noteholders shall be given an additional period of time as is reasonably necessary to enable the Junior Noteholders in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) the Junior Noteholders diligently and expeditiously proceeds to cure such Non-Monetary Default, (ii) the Junior Noteholders make all cure payments that it is permitted to make in accordance with the terms and provisions of Section 11(a) hereof, (iii) such additional period of time does not exceed ninety (90) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding or during such period of time that the Junior Noteholders have to cure a Non-Monetary Default in accordance with this Section 11(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the Mortgage Loan Borrower or the Mortgaged Property or the value of the Mortgage Loan as a result of such Non-Monetary Default or the attempted cure. The Non-Monetary Default Notice shall contain a statement in boldface font that the Junior Noteholders’ or the Junior Operating Advisor’s failure to cure such Non-Monetary Default within the applicable Non-Monetary Default Cure Period after receiving such notice will result in the termination of the right to cure such Non-Monetary Default. The Junior Noteholders shall not contact the Mortgage Loan Borrower in order to effect any cures under Sections 11(a) or this 11(d) without the prior written consent of the Lead Securitization Noteholder.

Section 12.          Purchase of the Senior Notes By the Junior Noteholders. The Junior Noteholders (or the Junior Operating Advisor acting on their behalf) shall have the right, by written notice to each Senior Noteholder (a “Noteholder Purchase Notice”), delivered at any time an Event of Default under the Mortgage Loan has occurred and is continuing, to purchase, in immediately available funds, the Senior Notes in whole but not in part at the applicable Defaulted Mortgage Loan Purchase Price. For avoidance of doubt, if the Junior Noteholders elects to exercise its right to purchase a Note pursuant to this Section 12, it must purchase each Senior Note. Upon the delivery of the Noteholder Purchase Notice to each Senior Noteholder, the Senior Noteholders shall sell (and the Junior Noteholders shall purchase) the Senior Notes at the applicable Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Note Purchase Date”) not more than sixty (60) days after the date of the Noteholder Purchase Notice, as shall be mutually established by the Note A-1 Holder and the Junior Noteholders. The Noteholder

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Purchase Notice shall contain a statement in boldface font that the Junior Noteholders’ failure to purchase the Senior Notes on a Defaulted Note Purchase Date will result in the termination of such right in respect of the Event of Default that caused such purchase right to be exercisable by the Junior Noteholders and not in respect of any future Event of Default. The Junior Noteholders agree that the sale of the Senior Notes shall comply with all requirements of the Servicing Agreement and that all costs and expenses related thereto shall be paid by the Junior Noteholders. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Lead Securitization Noteholder (or the Servicer on its behalf) three (3) Business Days prior to the Defaulted Note Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price), and shall, absent manifest error, be binding upon the Junior Noteholders. Concurrently with the payment to the Senior Noteholders in immediately available funds of its respective portion of the applicable Defaulted Mortgage Loan Purchase Price, the Senior Noteholders will execute at the sole cost and expense of the Junior Noteholders in favor of the Junior Noteholders assignment documentation in form and substance reasonably satisfactory to the Junior Noteholders which will assign the Senior Notes and the Mortgage Loan Documents without recourse, representations or warranties (except the Senior Noteholders will represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver the Mortgage Loan or Note, as applicable, free and clear of all liens and encumbrances (other than the interest created by the Junior Notes)). Subject to Section 5(f) hereof, the right of the Junior Noteholders to purchase the Senior Notes shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Lead Securitization Noteholder shall give the Junior Noteholders ten (10) days’ prior written notice of its intent with respect to such action). Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the Lead Securitization Noteholder (or a designee on its behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Lead Securitization Noteholder of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than twenty (20) days after the acceleration of the Mortgage Loan, the Lead Securitization Noteholder shall notify the Junior Noteholders of such transfer and the Junior Noteholders shall have a thirty (30) day period from the date of such notice from the Lead Securitization Noteholder to deliver the Noteholder Purchase Notice to the Senior Noteholders, in which case the Junior Noteholders will be obligated to purchase the Mortgaged Property, in immediately available funds, within such thirty (30) day period at the applicable Defaulted Mortgage Loan Purchase Price.

Section 13.          Representations of the Junior Noteholders. Each Junior Noteholder represents, and it is specifically understood and agreed, that it is acquiring its Junior Note for its own account in the ordinary course of its business and the Senior Noteholders shall otherwise have no liability or responsibility to any Junior Noteholder except as expressly provided herein or for actions that are taken or omitted to be taken by the Senior Noteholders that constitute gross negligence or willful misconduct or that constitute a breach of this Agreement. Each Junior Noteholder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene its charter or any law or contractual restriction binding upon any Junior Noteholder, and that this Agreement is the legal, valid and binding obligation of each Junior Noteholder enforceable against each Junior Noteholder in accordance with its terms, except as such enforcement may be limited by bankruptcy,

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insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Junior Noteholder represents and warrants that it is duly organized, validly existing, in good standing and possesses of all licenses and authorizations necessary to carry on its business. Each Junior Noteholder represents and warrants that (a) this Agreement has been duly executed and delivered by each Junior Noteholder, (b) to each Junior Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by each Junior Noteholder have been obtained or made and (c) to each Junior Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the respective Junior Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each Junior Noteholder acknowledges that the Senior Noteholders do not owe any Junior Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents and, except as provided herein, need not consult with the Junior Noteholders with respect to any action taken by the Senior Noteholders in connection with the Mortgage Loan.

Each Junior Noteholder expressly and irrevocably waives for itself and any Person claiming through or under any Junior Noteholder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law which purports to give a junior loan noteholder the right to initiate any loan enforcement or foreclosure proceedings.

Section 14.          Representations of the Senior Noteholders. Each Senior Noteholder represents and warrants that the execution, delivery and performance of this Agreement is within its respective corporate powers, has been duly authorized by all necessary corporate action, and does not contravene any Senior Noteholder’s charter or any law or contractual restriction binding upon such Senior Noteholder, and that this Agreement is the legal, valid and binding obligation of each Senior Noteholder enforceable against it in accordance with its terms. Each Senior Noteholder represents and warrants that it is duly organized, validly existing, in good standing and possession of all licenses and authorizations necessary to carry on its respective business. Each Senior Noteholder represents and warrants that (a) this Agreement has been duly executed and delivered by each Senior Noteholder, (b) to each Senior Noteholder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by each Senior Noteholder has been obtained or made and (c) to each Senior Noteholder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against the Senior Noteholder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each Senior Noteholder acknowledges that the Junior Noteholders do not owe any Senior Noteholder any fiduciary duty with respect to any action taken under the Mortgage Loan Documents.

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Section 15.          Independent Analysis of the Noteholders. Each Noteholder acknowledges that it has, independently and without reliance upon any other Noteholder, except with respect to the representations and warranties provided by the Initial Noteholders herein, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase its respective Note and each Noteholder accepts responsibility therefor. Each Noteholder hereby acknowledges that, other than the representations and warranties provided herein, no Noteholder has made representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by the Noteholders herein, and that the Noteholders shall have no responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to any Noteholder in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. Each Noteholder assumes all risk of loss in connection with respect to its Note except as specifically set forth herein.

Section 16.          No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby among any of the Noteholders as a partnership, association, joint venture or other entity. The Senior Noteholders shall have no obligation whatsoever to offer to the Junior Noteholders the opportunity to purchase a note interest in any future loans originated by any Senior Noteholder or their Affiliates and if any Senior Noteholder chooses to offer to any Junior Noteholder the opportunity to purchase a note interest in any future mortgage loans originated by any Senior Noteholder or their Affiliates, such offer shall be at such purchase price and interest rate as such Senior Noteholder chooses, in its sole and absolute discretion. No Junior Noteholder shall have any obligation whatsoever to purchase from any Senior Noteholder a note interest in any future loans originated by any Senior Noteholder or their Affiliates.

Section 17.          Not a Security. The Junior Notes shall not be deemed to be securities within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

Section 18.          Other Business Activities of the Noteholders. Each Noteholder acknowledges that each other Noteholder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, any Borrower Party or any Affiliate thereof, and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 19.          Sale of the Notes.

(a)       Each Junior Noteholder agrees that it will not Transfer all or any portion of its Junior Note except that any Junior Noteholder shall have the right to Transfer its respective Note, or any portion thereof, (i) to a Qualified Institutional Lender; provided, that promptly after the

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Transfer, the Senior Noteholder is provided with (x) a representation from a transferee or such Junior Noteholder certifying that such transferee is a Qualified Institutional Lender and (y) a copy of the assignment and assumption agreement referred to in Section 20, and such transfer would not cause any Junior Note to be held by more than five persons nor cause there to be no one person owning a majority of any Junior Note (provided that, for so long as any Junior Noteholders are Common Control Parties, such Junior Noteholders will be count as one person for the purposes of this Section 19), and (ii) to an entity that is not a Qualified Institutional Lender; provided that such Junior Noteholder obtains (1) prior to a Securitization, the consent of the Lead Securitization Noteholder or (2) after a Securitization, Rating Agency Confirmation; provided that in each of case (1) and (2), (x) promptly after the Transfer, the Lead Securitization Noteholder is provided with a copy of the assignment and assumption agreement referred to in Section 20 and (y) such transfer would not cause such Junior Note to be held by more than five persons nor cause there to be no one person owning a majority of any Junior Note (provided that, for so long as any Junior Noteholders are Common Control Parties, such Junior Noteholders will be count as one person for the purposes of this Section 19). If any Junior Note is held by more than one Junior Noteholder at any time, the holders of a majority of the Junior Note Principal Balance shall immediately appoint a representative to exercise all rights of the Junior Note hereunder. Notwithstanding the foregoing, without each Senior Noteholder’s prior consent, which may be withheld in such Senior Noteholder’s sole discretion, no Junior Noteholder shall Transfer all or any portion of its Junior Note to the Mortgage Loan Borrower or a Borrower Party Affiliate and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The applicable Junior Noteholder agrees it will pay the expenses of the Lead Securitization Noteholder (including all expenses of the Master Servicer and the Special Servicer) in connection with any such Transfer.

(b)       Notwithstanding the foregoing, any Junior Noteholder shall have the right, without the need to obtain the consent of the Senior Noteholders or any other Person, to Transfer 49% or less (in the aggregate) of its interest in the Junior Notes to any Person; provided that any such Transfer shall be made in accordance with the terms of this Section 19; provided, further that the Junior Noteholders shall not Transfer all or any portion of the Junior Notes to the Mortgage Loan Borrower or a Borrower Party Affiliate and any such Transfer shall be void ab initio, absolutely null and void and shall vest no rights in the purported transferee. All Transfers under Section 19(a) and (b) shall be made upon written notice to the Senior Noteholders not later than the date of such Transfer, and each transferee shall (i) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the Junior Noteholders hereunder with respect to the Junior Notes from and after the date of such assignment (or, in the case, of a pledge, collateral assignment or other encumbrance made in accordance with Section 19(e) by the Junior Noteholders of the Junior Notes solely as security for a loan to the Junior Noteholders made by a third-party lender whereby the Junior Noteholders remains fully liable under this Agreement, on or before the date on which such third-party lender succeeds to the rights of the Junior Noteholders by foreclosure or otherwise, such third-party lender executes an agreement that such third-party lender shall be bound by the terms and provisions of this Agreement and the obligations of the Junior Noteholders hereunder) and (ii) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions hereof. Upon the consummation of a Transfer of all or any

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portion of any Junior Note in accordance with this Agreement, the transferring Person shall be released from all liability arising under this Agreement with respect to such Junior Note (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in the Junior Notes as described in clause (c) below). In connection with any such permitted transfer of a portion of the Junior Notes and for all purposes of this Agreement, the Senior Noteholders need only recognize the majority holders of the Junior Notes for purposes of notices, consents and other communications between the Senior Noteholders and such majority holders of the Junior Notes shall be the only Person authorized hereunder to exercise any rights of the Junior Noteholders under this Agreement; provided, however, the majority holders of the Junior Notes may from time to time designate any other Person as an additional party entitled to receive notices, consents and other communications and/or to exercise rights on behalf of the Junior Noteholders hereunder by delivering written notice thereof to the Senior Noteholders, and, from and after delivery of such notice, such designee shall be so authorized hereunder and shall be the only party entitled to receive such notices, consents and such other communications and/or to exercise such rights.

(c)       In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) such Noteholder’s obligations under this Agreement shall remain unchanged, (ii) such Noteholder shall remain solely responsible for the performance of such obligations, (iii) the other Noteholder and any Persons acting on its behalf shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and the Servicing Agreement, and (iv) all amounts payable hereunder shall be determined as if such Noteholder had not sold such participation interest; provided, however, that if the applicable participant is a Qualified Institutional Lender (and delivers to the other Noteholder a certification from an authorized officer confirming its status as a Qualified Institutional Lender), such Noteholder, by written notice to the other Noteholder, may delegate to such participant such Noteholder’s right to exercise the rights of the Controlling Noteholder hereunder and under the Servicing Agreement; provided, further, however, that upon the occurrence of a Junior Noteholder Control Appraisal Period, the aforesaid delegation of rights shall terminate and be of no further force and effect.

(d)       Each Senior Noteholder shall have the right to Transfer all or any portion of the Senior Note without the prior consent of the Junior Noteholder (i) with respect to any Non-Lead Securitization Note prior to an Event of Default, to any party other than the Mortgage Loan Borrower or any Borrower Party Affiliate and (ii) after an Event of Default, to any party, including the Mortgage Loan Borrower and any Borrower Party Affiliate; provided, however, that following any Transfer of the Senior Note, the Mortgage Loan continues to be serviced in its entirety pursuant to the Servicing Agreement by a Servicer unaffiliated with Mortgage Loan Borrower. For the avoidance of doubt, no Senior Noteholder (or any Servicer on its behalf) shall have any right to Transfer or cause the Transfer of the Junior Note.

(e)       Notwithstanding any other provision hereof, any Noteholder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit or repurchase facility to such Noteholder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated

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at least “A” (or the equivalent) or better by each Rating Agency or (y) to any Federal Reserve Bank or Federal Home Loan Bank to secure any obligation of such Noteholder to such bank and such pledge shall be enforceable in accordance with the terms thereof (a “Note Pledgee”), on terms and conditions set forth in this Section 19(e), it being further agreed that a financing provided by a Note Pledgee to a Noteholder or any person which Controls such Noteholder that is secured by such Noteholder’s interest in the applicable Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without (a) prior to Securitization, the consent of each other Noteholder and (b) after Securitization, Rating Agency Confirmation. Upon written notice by the applicable Noteholder to the other Noteholders and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each of the other Noteholders agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Noteholder in respect of its obligations under this Agreement of which default such Noteholder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) Business Days to cure a default by the pledging Noteholder in respect of its obligations to the other Noteholder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Noteholder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Noteholder and accept any cure thereof by such Note Pledgee which such pledging Noteholder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Noteholder; (v) that such other Noteholder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Noteholder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Noteholders and any Servicer by such Note Pledgee that the pledging Noteholder is in default, beyond any applicable cure periods, under the pledging Noteholder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Noteholder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Noteholder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Noteholder or Servicer would otherwise be obligated to pay to the pledging Noteholder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Noteholder hereby unconditionally and absolutely releases the other Noteholders and any Servicer from any liability to the pledging Noteholder on account of any Noteholder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or any such other Noteholder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Noteholder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Noteholders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Noteholder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing

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the obligations of the pledging Noteholder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 19(e) shall remain effective as to any Noteholder (and any Servicer) unless and until such Note Pledgee shall have notified any such Noteholder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(f)       Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Noteholder then such Noteholder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)       The loan made by the Conduit (the “Conduit Inventory Loan”) to such Noteholder to finance the acquisition and holding of its Note will require a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)      The Conduit Credit Enhancer and conduit manager (if Moody’s rates the Securitization) will be a Qualified Institutional Lender;

(iii)     Such Noteholder will pledge (or sell, transfer or assign as part of a repurchase facility) its interest in the applicable Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)     The Conduit Credit Enhancer and the Conduit will agree that, if such Noteholder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Noteholder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Noteholder’s Note to the Conduit Credit Enhancer; and

(v)      Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the consent of each other Noteholder, have any greater right to acquire the interests in the Note pledged by such Noteholder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 20.          Registration of Transfer. In connection with any Transfer of a Note (but excluding any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Noteholder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 19, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Servicing Agreement. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the

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provisions of Section 19 and this Section 20. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Noteholder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon a Securitization of the Lead Securitization Note, the Certificate Administrator shall automatically become and be the Agent.

Section 21.          Registration of the Notes. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 20, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Noteholders who may hold their Notes through a nominee. Upon request of a Noteholder, the Agent shall provide such party with the names and addresses of the Noteholders. To the extent another party is appointed as Agent hereunder, the Noteholders hereby designate such person as its agent under this Section 21 solely for purposes of maintaining the Note Register. The parties intend for the Notes to be in registered form for federal income tax purposes under Section 5f.103-1(c) of the United States Treasury Regulations.

Section 22.          Statement of Intent. The Agent and each Noteholder intend that the Notes be classified, and the arrangement hereby be maintained, in a manner consistent with rules applicable to a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

Section 23.          No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in any Mortgage Loan by the Noteholders. Except as otherwise provided in this Agreement and the Servicing Agreement, the Junior Noteholders shall not have any interest in any property taken as security for any Mortgage Loan, provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be received, then the Junior Noteholders shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement.

Section 24.          Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY

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IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 25.          Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)       SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)       CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)       AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)       AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 26.          Modifications; Amendment. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Noteholder. Additionally, for as long as any Note is contained in a Securitization Trust, the Noteholders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification or amendment (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Servicing Agreement, (ii) entered into pursuant to Section 38 of this Agreement or (iii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions of this Agreement.

Section 27.          Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 19, each Noteholder may assign or delegate its rights or obligations under this

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Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Noteholder hereunder, including, without limitation, the right to make further assignments and grant additional Notes.

Section 28.          Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 29.          Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 30.          Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 31.          Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 32.          Withholding Taxes.

(a)       If any Senior Noteholder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Junior Noteholder with respect to the Mortgage Loan as a result of such Junior Noteholder constituting a Non-Exempt Person, the Note A-1 Holder, in its capacity as servicer, shall be entitled to do so with respect to the Junior Noteholder’s interest in such payment (all withheld amounts being deemed paid to the Junior Noteholder), provided that the Lead Securitization Noteholder shall furnish such Junior Noteholder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Junior Noteholder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which the Junior Noteholder is subject to tax.

(b)       Each Junior Noteholder shall and hereby agrees to indemnify the Lead Securitization Noteholder against and hold the Lead Securitization Noteholder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees, expenses and disbursements arising or resulting from any failure of the Lead Securitization Noteholder (or the Servicer on its behalf) to withhold Taxes from payment made to such Junior Noteholder in reliance upon any representation, certificate, statement, document or instrument made or provided by the Junior Noteholder to the Lead Securitization Noteholder in connection with the obligation of the Lead Securitization Noteholder to withhold Taxes from payments made to the

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Junior Noteholder, it being expressly understood and agreed that (i) the Lead Securitization Noteholder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) the Junior Noteholders shall, upon request of the Lead Securitization Noteholder at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization.

(c)       Contemporaneously with the execution of this Agreement and from time to time as reasonably requested by the Lead Securitization Noteholder or Servicer during the term of this Agreement, each Junior Noteholder shall deliver to the Lead Securitization Noteholder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Noteholder substantiating whether such Junior Noteholder is a Non-Exempt Person and whether the Lead Securitization Noteholder is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if any Junior Noteholder (or, if the Junior Noteholder is disregarded for U.S. federal income tax purposes, the owner of the Junior Noteholder) is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder an Internal Revenue Service Form W-9 and (ii) if any Junior Noteholder (or, if the Junior Noteholder is disregarded for U.S. federal income tax purposes, the owner of the Junior Noteholder) is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Junior Noteholder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Noteholder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments), Form W-8BEN or Form W-8BEN-E, or applicable successor forms, as may be required from time to time, duly executed by the Junior Noteholder. The Lead Securitization Noteholder shall not be obligated to make any payment hereunder to any Junior Noteholder in respect of its Junior Note or otherwise until such Junior Noteholder shall have furnished to the Lead Securitization Noteholder the requested forms, certificates, statements or documents.

Section 33.          Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than Note A-2, Note A-3, Note B-1, Note B-2, Note B-3 and Note B-4) shall be held by the Lead Securitization Noteholder (or a custodian acting on behalf of the Lead Securitization Noteholder) who shall act as secured party under the Mortgage Loan Documents on behalf of the registered holders of the Notes. Notwithstanding the to the contrary in this Agreement, upon a Securitization of the Lead Securitization Noteholder, the originals of all of the Mortgage Loan Documents (other than each Non-Lead Securitization Note) shall be held by the Custodian (as defined in the Servicing Agreement).

Section 34.          Notices. All notices required hereunder shall be given by (i) writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if a party has provided a facsimile number, (iii) reputable overnight delivery service (charges prepaid), (iv) sent by electronic mail containing language requesting the recipient to confirm

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receipt thereof if a party has provided an electronic mail address and only if such electronic mail is promptly followed by a written notice or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

All notices and reports (including, without limitation, Asset Status Reports) required to be delivered hereunder by the Lead Securitization Noteholder (or any Servicer on its behalf) to the Controlling Noteholder (or its Junior Operating Advisor), or by the Controlling Noteholder (or its Junior Operating Advisor) to the Lead Securitization Noteholder (or any Servicer on its behalf), shall also be delivered by the applicable party to the other Noteholders.

Section 35.          Broker. Each Noteholder represents to each other Noteholder that no broker was responsible for bringing about this transaction.

Section 36.          Certain Matters Affecting the Agent.

(a)       The Noteholders hereby appoint the Agent to act on their behalf, and the Agent shall act on behalf of the Noteholders;

(b)       The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20;

(c)       The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(d)       The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(e)       The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(f)       The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 20; and

(g)       The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

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Section 37.          Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Noteholder. In the event that the Agent is terminated pursuant to this Section 37, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Noteholders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. Goldman Sachs Mortgage Company, as Initial Agent, may transfer its rights and obligations to the Servicer, as successor Agent, at any time without the consent of any Noteholder. Goldman Sachs Mortgage Company, as Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. The termination or resignation of such Servicer, as Servicer under the Servicing Agreement, shall be deemed a termination or resignation of such Servicer as Agent under this Agreement. Notwithstanding the to the contrary in this Agreement, upon a Securitization of the Lead Securitization Note, the Certificate Administrator shall automatically become and be the Agent.

Section 38.          Resizing. In connection with the Mortgage Loan, each Junior Noteholder agrees that if, in connection with the Securitization, any Senior Noteholder determines that it is advantageous to resize its respective Note by causing the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of such Note to such New Notes, each Junior Noteholder shall cooperate with the applicable Senior Noteholder to effect such resizing at such Senior Noteholder’s expense, as applicable; provided that (i) the aggregate principal balance of all outstanding New Notes following the creation thereof is no greater than the principal balance of such Note or Notes immediately prior to the creation of the New Notes, (ii) the weighted average interest rate of all outstanding New Notes following the creation thereof is the same as the interest rate of the related Note or Notes immediately prior to the creation of the New Notes, and (iii) no such resizing shall (a) change the interest allocable to, or the amount of any payments due to, any Junior Noteholder, or priority of such payments, or (b) increase any Junior Noteholder’s obligations or decrease any Junior Noteholder’s rights, remedies or protections. In connection with the resizing of any Senior Note, the related Noteholder may allocate its rights hereunder among the New Notes in any manner in its sole discretion. Any cap on the Senior Noteholder’s obligation to pay any Junior Noteholder’s expenses pursuant to Section 40 of this Agreement shall not apply to any Junior Noteholder’s expenses in connection with a resizing pursuant to this Section 38 or any Securitization of a resized Senior Note.

Section 39.          Conflict. To the extent of any inconsistency between the Servicing Agreement, on one hand, and this Agreement, on the other, this Agreement shall control.

Section 40.          Cooperation in Securitization.

(a)       Each Noteholder acknowledges that any Noteholder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the applicable Senior Noteholder, the

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Junior Noteholders shall use reasonable efforts, at the applicable Senior Noteholder’s expense, to satisfy, and to cooperate with such Senior Noteholder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the Senior Noteholder customarily adhere or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the applicable Senior Noteholder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Securitization or otherwise at any time prior to the Securitization, the Junior Noteholders shall not be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments, the Junior Noteholders or (ii) increase the Junior Noteholders’ obligations or decrease the Junior Noteholders’ rights, remedies or protections. In connection with the Securitization, the Junior Noteholder agrees to provide for inclusion in any disclosure document relating to the related Securitization such information concerning the Junior Noteholders and the other Notes as the applicable Senior Noteholder reasonably determine to be necessary or appropriate. The Junior Noteholders covenant and agree that they shall use reasonable efforts to cooperate with the requests of each Rating Agency and the applicable Senior Noteholder in connection with the Securitization, as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to it and the other Notes in any Securitization document, all at the cost and expense of the applicable Senior Noteholder. The Junior Noteholders acknowledge that the information provided by it to the Senior Noteholder may be incorporated into the offering documents for a Securitization. The Senior Noteholder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, the Junior Noteholders.

(b)       The applicable Senior Noteholder may, at its election, deliver to the Junior Noteholders drafts of the preliminary and final Securitization offering memoranda, preliminary and final prospectus and any other disclosure documents and the Servicing Agreement simultaneously with distributions of any such documents to the general working group of the related Securitization. The Junior Noteholders may, at its election, review and comment thereon insofar as it relates to any Junior Note and/or Junior Noteholder, and, if the Junior Noteholders elect to review and comment, the Junior Noteholders shall review and comment thereon as soon as possible (but in no event later than (i) in the case of the first draft thereof, two (2) Business Days after receipt thereof and (ii) in the case of each subsequent draft thereof, the deadline provided to the general working group of the related Securitization for review and comment), and if the Junior Noteholders fail to respond within such time, the Junior Noteholders shall be deemed to have elected to not comment thereon. In the event of any disagreement between the Junior Noteholders with respect to the preliminary and final offering memoranda, preliminary and final prospectus or any other disclosure documents the applicable Senior Noteholder’s determination shall control. The Junior Noteholders have no obligation and shall have no liability with respect to any such offering documents other than the accuracy of any comments it elects to make regarding itself.

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(c)       Notwithstanding anything herein to the contrary, the Senior Noteholders acknowledge and agree that (i) the Junior Noteholders shall not be required to incur any out-of-pocket expenses in connection with a Securitization of any Senior Note and (ii) the Junior Noteholders shall not be required to disclose any of the beneficial owners of the managed account on behalf of which it is holding the Junior Notes.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Initial Noteholders have caused this Agreement to be duly executed as of the day and year first above written.

GOLDMAN SACHS MORTGAGE COMPANY, as Initial Note A-1 Holder and Initial Agent

By:	/s/ Leah Nivison
Name: Leah Nivison
Title: Authorized Signatory

GOLDMAN SACHS MORTGAGE COMPANY, as Initial Note A-2 Holder

By:	/s/ Leah Nivison
Name: Leah Nivison
Title: Authorized Signatory

GOLDMAN SACHS MORTGAGE COMPANY, as Initial Note A-3 Holder

By:	/s/ Leah Nivison
Name: Leah Nivison
Title: Authorized Signatory

1999 AVENUE OF THE STARS AGREEMENT AMONG NOTEHOLDERS

AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas corporation, as Initial Note B-1 Holder

By:	AIG Asset Management (U.S.), LLC,
a Delaware limited liability company,
its Investment Advisor

By:	/s/ Keith C. Honig
Name: Keith C. Honig
Title: Managing Director

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas corporation, as Initial Note B-2 Holder

By:	AIG Asset Management (U.S.), LLC,
a Delaware limited liability company,
its Investment Advisor

By:	/s/ Keith C. Honig
Name: Keith C. Honig
Title: Managing Director

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York corporation, as Initial Note B-3 Holder

By:	AIG Asset Management (U.S.), LLC,
a Delaware limited liability company,
its Investment Advisor

By:	/s/ Keith C. Honig
Name: Keith C. Honig
Title: Managing Director

1999 AVENUE OF THE STARS AGREEMENT BETWEEN NOTEHOLDERS

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA., a Pennsylvania corporation, as Initial Note B-4 Holder

By:	AIG Asset Management (U.S.), LLC,
a Delaware limited liability company,
its Investment Advisor

By:	/s/ Keith C. Honig
Name: Keith C. Honig
Title: Managing Director

1999 AVENUE OF THE STARS AGREEMENT BETWEEN NOTEHOLDERS

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan:

Mortgage Loan:	Loan Agreement, dated as of April 10, 2017 between Goldman Sachs Mortgage Company, a New York limited partnership, as lender (together with its successors and assigns “Lender”), and 1999 Stars, LLC, as borrower (together with its permitted successors and assigns, “Borrower”)
Date of the Mortgage Loan:	April 10, 2017
Date of the Notes:	April 10, 2017
Initial Principal Amount of Mortgage Loan:	$425,000,000
Location of Mortgaged Property:	Los Angeles, California
Initial Maturity Date:	Monthly Payment Date in May 2027

B.       Description of Note Interests:

Initial Note A-1 Principal Balance:	$95,500,000
Initial Note A-2 Principal Balance:	$100,000,000
Initial Note A-3 Principal Balance:	$37,260,000
Initial Senior Note Principal Balance:	$232,760,000
Initial Note B-1 Principal Balance:	$90,737,280
Initial Note B-2 Principal Balance:	$44,984,160
Initial Note B-3 Principal Balance:	$19,992,960
Initial Note B-4 Principal Balance:	$36,525,600

A-1

Initial Junior Note Principal Balance:	$192,240,000
Initial Note A-1 Percentage Interest:	22.47%
Initial Note A-2 Percentage Interest:	23.53%
Initial Note A-3 Percentage Interest:	8.77%
Initial Note B-1 Percentage Interest:	21.35%
Initial Note B-2 Percentage Interest:	10.58%
Initial Note B-3 Percentage Interest:	4.70%
Initial Note B-4 Percentage Interest:	8.59%
Initial Senior Note Percentage Interest	54.77%
Initial Junior Note Percentage Interest	45.23%
Senior Note Rate:	4.136512631036260%
Junior Note Rate:	4.080500000000000%

A-2

EXHIBIT B

1.	Initial Note A-1 Holder, Initial Note A-2 Holder and Initial Note A-3 Holder:

(Prior to Securitization of Note A-1, Note A-2 and Note A-3):

Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: Leah Nivison

Email: leah.nivison@gs.com

with a copy to:

Goldman Sachs Mortgage Company
6011 Connection Drive, Suite 550
Irving, Texas 75039
Attention: Joe Osborne

Email: joe.osborne@gs.com

(Following Securitization of Note A-1):

(i)	Depositor:

GS Mortgage Securities Corporation II

200 West Street

New York, New York 10282

Attention: Leah Nivison

Email: leah.nivison@gs.com

with a copy to:

Joe Osborne

Email: joe.osborne@gs.com

(ii)	Master Servicer and Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head
Facsimile number: (888) 706-3565
Email: NoticeAdmin@midlandls.com

with a copy to:

Stinson Leonard Street LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention: Kenda K. Tomes
Fax number: (816) 412-9338

(iii)	Trustee and Certificate Administrator:

Wells Fargo Bank, National Association
9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services CMBS – GS 2017-GS6

Email: cts.cmbs.bond.admin@wellsfargo.com;

trustadministrationgroup@wellsfargo.com

(iv)	Operating Advisor and Asset Representations Reviewer:

Pentalpha Surveillance LLC

375 North French Road, Suite 100

Amherst, New York 14228

Attention: Don Simon, Chief Operating Officer

Email: don.simon@pentalphasurveillance.com;

notices@pentalphasurveillance.com

2.	Initial Note B-1 Holder

American General Life Insurance Company

c/o AIG Investments

777 S. Figueroa Street, 16th Floor

Los Angeles, CA 90017-5800

Attention: Vice President, Servicing-Commercial Mortgage Lending

3.	Initial Note B-2 Holder

The Variable Annuity Life Insurance Company

c/o AIG Investments

777 S. Figueroa Street, 16th Floor

Los Angeles, CA 90017-5800

Attention: Vice President, Servicing-Commercial Mortgage Lending

4.	Initial Note B-3 Holder

The United States Life Insurance Company in the City of New York

c/o AIG Investments

777 S. Figueroa Street, 16th Floor

Los Angeles, CA 90017-5800

Attention: Vice President, Servicing-Commercial Mortgage Lending

5.	Initial Note B-4 Holder

National Union Fire Insurance Company of Pittsburgh, PA.

c/o AIG Investments

777 S. Figueroa Street, 16th Floor

Los Angeles, CA 90017-5800

Attention: Vice President, Servicing-Commercial Mortgage Lending

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Westbrook Partners

2.	DLJ Real Estate Capital Partners

3.	iStar Financial Inc.

4.	Capital Trust, Inc.

5.	Lend-Lease Real Estate Investments

6.	Archon Capital, L.P.

7.	Whitehall Street Real Estate Fund, L.P.

8.	The Blackstone Group International Ltd.

9.	Apollo Real Estate Advisors

10.	Colony Capital, Inc.

11.	Praedium Group

12.	J.E. Roberts Companies

13.	Fortress Investment Group, LLC

14.	Lonestar Opportunity Fund

15.	Clarion Partners

16.	Walton Street Capital, LLC

17.	Starwood Financial Trust

18.	BlackRock, Inc.

19.	Rialto Capital Management, LLC

20.	Raith Capital Partners, LLC

21.	Rialto Capital Advisors LLC

22.	Teachers Insurance and Annuity Association of America

23.	Principal Real Estate Investors, LLC

24.	Metropolitan Life Insurance Company

25.	New York Life Insurance Company

26.	KKR Real Estate Manager Finance LLC

C-1

EXHIBIT D

MORTGAGE LOAN DOCUMENTS

1.	Loan Agreement among Lender and Borrower.

2.	Amended and Restated Promissory Note A-1 by Borrower to Goldman Sachs Mortgage Company.

3.	Amended and Restated Promissory Note A-2 by Borrower to Goldman Sachs Mortgage Company.

4.	Amended and Restated Promissory Note A-3 by Borrower to Goldman Sachs Mortgage Company.

5.	Amended and Restated Promissory Note B-1 by Borrower to American General Life Insurance Company.

6.	Amended and Restated Promissory Note B-2 by Borrower to The Variable Annuity Life Insurance Company.

7.	Amended and Restated Promissory Note B-3 by Borrower to The United States Life Insurance Company in the City of New York.

8.	Amended and Restated Promissory Note B-4 by Borrower to National Union Fire Insurance Company of Pittsburgh, Pa.

9.	Deed of Trust, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing by Borrower in favor of Lender.

10.	Cash Management Agreement among Wells Fargo Bank, National Association, as Cash Management Bank, Borrower and Lender.

11.	Deposit Account Control Agreement among Wells Fargo Bank, National Association, as Bank, Borrower and Lender.

12.	Mortgage Loan Cooperation Agreement by Borrower in favor of Lender.

13.	Environmental Indemnity Agreement by JMB Realty Corporation (the “Sponsor”) and Borrower in favor of Lender.

14.	Guaranty by Sponsor, as Guarantor, in favor of Lender.

15.	Consent and Agreement of Manager And Subordination of Management Agreement by JMB Constellation, LLC, as Manager, and Borrower for the benefit of Lender.

16.	Consent and Agreement of Parking Manager And Subordination of Parking Management Agreement by Laz Parking California, LLC, as Parking Manager, and Borrower for the benefit of Lender.

17.	Intercreditor, Subordination and Standstill Agreement among JMB Constellation, LLC, as Agent for the Parent Lenders, Goldman Sachs Mortgage Company, as Mortgage Lender and Goldman Sachs Mortgage Company as Mezzanine Lender.

18.	UCC-1 financing statement naming Borrower as debtor and Lender as secured party, filed with the Secretary of State of the State of Delaware.

D-1

EXHIBIT E

“Appraisal Reduction Event”: With respect to the Mortgage Loan, the earliest of (i) the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of such Mortgage Loan or related Companion Loan, as applicable, (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan or related Companion Loan, as applicable, by the Special Servicer, (ii) the 60th day after an uncured delinquency (without regard to the application of any Grace Period), other than any uncured delinquency in respect of a Balloon Payment, occurs in respect of such Mortgage Loan or related Companion Loan, as applicable, (iii) solely in the case of a delinquent Balloon Payment, (A) the date occurring 60 days beyond the date on which that Balloon Payment was due (except as described in clause (B) below) or (B) if the Mortgagor has delivered to the master servicer or special servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, will be required to promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that Balloon Payment was due (or for such shorter period beyond the date on which that Balloon Payment was due during which the refinancing is scheduled to occur), (iv) the date on which the Mortgaged Property became an REO Property, (v) the sixtieth (60th) day after a receiver or similar official is appointed (and continues in that capacity) in respect of the Mortgaged Property, (vi) the sixtieth (60th) day after the date the Mortgagor or the tenant at a single tenant property is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those sixty (60) days), and (vii) the date on which the Mortgage Loan remains outstanding 5 years following any extension of its maturity date pursuant to the Servicing Agreement; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Subordinate Certificates have been reduced to zero. The Special Servicer shall notify the Master Servicer, the Directing Holder and the Operating Advisor, or the Master Servicer shall notify the Special Servicer and the Operating Advisor, as applicable, promptly upon such Person having notice or knowledge of the occurrence of any of the foregoing events. The obligation to obtain an Appraisal following the occurrence of an Appraisal Reduction Event shall be subject to the provisions of Section 4.05 of the Servicing Agreement.

E-1